Exhibit 99.1

SENIOR TERM LOAN AGREEMENT

Dated as of December 23, 2005

among

WCI COMMUNITIES, INC.

as Borrower,

and

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent and Lender,

and

The Other Lenders Party Hereto,

and

KEYBANC CAPITAL MARKETS,

as Co-Lead Arranger,

and

WACHOVIA CAPITAL MARKETS, LLC,

as Co-Lead Arranger,

and

KEYBANC CAPITAL MARKETS,

as Sole Book Manager,

and

WACHOVIA BANK, N.A.,

as Syndication Agent

SCHEDULES

2.01	Loans and Applicable Percentages
5.06	Litigation
5.13	Subsidiaries; Joint Ventures; Excluded Subsidiaries
5.22	Subsidiaries Owning Real Property
5.23	Guarantors Under the Revolving Credit Agreement
7.01	Permitted Mortgages
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Note
B	Form of Compliance Certificate
C	Form of Assignment and Assumption
D	Form of Unconditional Guaranty
E	Form of Borrowing Base Report
F	Form of Loan Notice

SENIOR TERM LOAN AGREEMENT

THIS SENIOR TERM LOAN AGREEMENT (“Agreement”) is entered into as of December 23, 2005, among WCI COMMUNITIES, INC., a Delaware corporation (“Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

Borrower has requested that the Lenders provide a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 DEFINED TERMS.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Project Costs” means the Project Costs less Required Equity Funds and Escrow Deposits used in construction.

“Adjusted Tangible Net Worth” means, as of any date, the Tangible Net Worth plus the least of (a) fifty percent (50%) of the outstanding balance of the Senior Subordinated Notes, (b) $150,000,000, and (c) twenty percent (20%) of Tangible Net Worth.

“Administrative Agent” means KeyBank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent may from time to time notify to Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Loans” means the Loans of all the Lenders.

“Agreement” means this Senior Term Loan Agreement.

“Amenities” means, collectively, the golf courses, marinas, clubhouses, and swimming, tennis and other recreational facilities owned and operated by any member of the Consolidated Group.

“Applicable Percentage” means with respect to any Lender as of any date, the percentage (carried out to the ninth decimal place) of the Aggregate Loans owed such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) for any LIBOR Rate Loan, two hundred basis points plus the applicable LIBOR Rate or (ii) for any Base Rate Loan, the Base Rate.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit “C” attached hereto and made a part hereof or any other form approved by Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus  1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate.” The “prime rate” is a rate set by KeyBank based upon various factors including KeyBank costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing Base” means, as of any date of determination, the sum of the following assets which shall not be encumbered by any Lien, except for Customary Permitted Liens and as provided in subparagraph (k) below:

(a) Unrestricted Cash, one hundred percent (100%) of Unrestricted Cash in excess of $20,000,000, provided that the maximum amount of availability includable in the Borrowing Base for Unrestricted Cash shall be $300,000,000; plus

(b) Tower Construction Projects. With respect to a Tower Construction Project owned by a Loan Party and financed under this Agreement, one hundred percent (100%) of the Adjusted Project Costs incurred by such Loan Party with respect thereto, provided that the Adjusted Project Costs shall be excluded from computation in the Borrowing Base under this subparagraph (b) on the date which is ninety (90) days from the Tower Completion Date for such Tower Construction Project; furthermore, the maximum amount of availability includable in the Borrowing Base amount under this subparagraph (b) shall not exceed eighty percent (80%) of the Project Costs for such Tower Construction Project; plus

(c) Sold Units. With respect to Units owned by a Loan Party subject to Housing Purchase Contracts (but not yet closed), ninety-five percent (95%) of the difference between (x) the Unit Costs incurred by a Loan Party with respect thereto and (y) the aggregate amount of all Customer Deposit Liabilities held pursuant to each such Housing Purchase Contract which may be applied to the Unit Costs; plus

(d) Unsold Units. With respect to Unsold Units owned by a Loan Party, eighty percent (80%) of the Unit Costs incurred by a Loan Party with respect thereto; provided that Unsold Units shall be excluded from computation in the Borrowing Base under this subparagraph (d) on and after that date which is one (1) year from the date of the issuance of a certificate of occupancy for each such Unsold Unit; plus

(e) Sold (but not closed) Tower Units. With respect to Tower Units owned by a Loan Party subject to Housing Purchase Contracts (but not yet closed) and as to which ninety (90) days have elapsed from the Tower Completion Date, seventy-five percent (75%) of the difference between (x) the Tower Unit Costs incurred by a Loan Party with respect thereto and (y) the aggregate amount of all Customer Deposit Liabilities held pursuant to each such Housing Purchase Contract which may be applied to the Tower Unit Costs; provided that such Tower Units shall be excluded from computation in the Borrowing Base under this subparagraph (e) on the date which is one hundred and eighty (180) days from the Tower Completion Date for such Tower Units; furthermore, the maximum amount of availability includable in the Borrowing Base amount under this subparagraph (e) shall not exceed seventy five percent (75%) of the sales price under the Housing Purchase Contracts; plus

(f) Finished Land Inventory. Seventy-five percent (75%) of Finished Land Inventory Book Value owned by a Loan Party; provided that there shall be excluded from this subparagraph (f) Developed Lots that are included within the Borrowing Base under any other category set forth herein and that the maximum amount of availability includable in the Borrowing Base for Developed Parcels shall not exceed thirty (30%) of the Borrowing Base; plus

(g) Amenities. With respect to Amenities owned by a Loan Party and operated as Equity Clubs and Non-Equity Clubs, seventy-five percent (75%) of the difference of the actual cost of the Amenities less the portion of such costs allocated on a pro rata basis to sold memberships and sold marina slips; and with respect to operating Amenities, seventy-five percent (75%) of the cost basis thereof; plus

(h) Land Development Work in Process. With respect to improvements made by a Loan Party to Developable Land not covered by (c), (d), or (f) above, sixty-five percent (65%) of the Developed Lot Costs and the Developed Parcel Costs of improvements made by a Loan Party to such Developable Land and Developed Parcels and sixty-five percent (65%) of the Developable Land Book Value of the Developable Land subject to such improvements; plus

(i) Eligible Joint Ventures and Eligible Excluded Subsidiaries. Sixty-five percent (65%) of the amount of the Investment of a Loan Party in an Eligible Joint Venture or an Eligible Excluded Subsidiary for which Borrower has provided to Administrative Agent evidence satisfactory to Administrative Agent of the amount of such Investment; provided that the maximum amount of availability includable in the Borrowing Base under this category shall be $50,000,000; plus

(j) Tower Unsold Units. (i) With respect to Tower Unsold Units and as to which ninety (90) days have elapsed from the Tower Completion Date fifty percent (50%) of the Tower Unit Costs incurred by a Loan Party with respect thereto, and (ii) with respect to Tower Units owned by a Loan Party subject to Housing Purchase Contracts (but not yet closed) and as to which one hundred and eighty (180) days have elapsed from the Tower Completion Date, fifty percent (50%) of the difference between (x) the Tower Unit Costs incurred by a Loan Party with respect thereto and (y) the aggregate amount of all Customer Deposit Liabilities held pursuant to each such Housing Purchase Contract which may be applied to the Tower Unit Costs; provided that the such Tower Unsold Units and such Tower Units shall be excluded from computation in the Borrowing Base under this subparagraph (j) on and after that date which is one (1) year from the Tower Completion Date for such Tower Unsold Units and such Tower units, as applicable; plus

(k) Unimproved Developable Land. With respect to Developable Land owned by a Loan Party where improvements have not commenced and which is not covered by any other category in the Borrowing Base, thirty-five (35%) of the difference of (i) Developable Land Book Value minus (ii) the amount of CDD

Obligations and Permitted Mortgages applicable to such Developable Land; provided that the maximum amount of availability includable in the Borrowing Base amount under this category shall not exceed ten percent (10%) of the Borrowing Base;

provided, however, that:

(i) the cost basis for any Borrowing Base asset shall not exceed its net realizable value determined in accordance with GAAP and with respect to any Borrowing Base category (other than (i) above) on a Project basis as to such category and as to (i) above on an asset by asset basis;

(ii) for purposes of the cost calculations in the Borrowing Base, capitalized costs such as interest expenses and Taxes shall be included and capitalized cost such as corporate general and administrative costs and marketing costs shall be excluded;

(iii) the portion of the Borrowing Base attributable to Tower Construction Projects financed under this Agreement shall not at any time exceed $250,000,000;

(iv) the portion of the Borrowing Base attributable to any single Tower Construction Project financed under this Agreement shall not at any time exceed ten percent (10%) of the total amount of the Borrowing Base; and

Tower Construction Projects, Tower Units and Tower Unsold Units owned by a Loan Party and financed by Tower Construction Loans shall not be included in the Borrowing Base until such time as they are no longer subject to any Liens (other than Customary Permitted Liens).

“Borrowing Base Availability” means, as of any date, the sum of (a) the Borrowing Base minus (b) all Senior Unsecured Debt which includes, among other Indebtedness, the amounts outstanding under this Agreement.

“Borrowing Base Report” means a report with respect to the Borrowing Base in the form attached hereto as Exhibit “E” attached hereto and made a part hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Ohio and, if such day relates to any LIBOR Rate Loan, means any LIBOR Business Day.

“CDD” means any Community Development District applicable to any of the Properties.

“CDD Obligations” means the obligations of a Property owner incurred with respect to any CDD and which are reflected as a liability on the balance sheet of Borrower as required by GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) for any reason a “change in control” or similar event shall occur as provided in any agreement governing any Senior Notes, any Senior Subordinated Notes, or any Subordinated Indebtedness.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Co-Lead Arrangers” mean, collectively, KeyBank Capital Markets and Wachovia Capital Markets, LLC, as co-lead arrangers.

“Code” means the Internal Revenue Code of 1986.

“Compliance Certificate” means a certificate substantially in the form of Exhibit “B” attached hereto and made a part hereof.

“Consolidated Group” means, collectively, Borrower and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Businesses” means the business of planning, designing, engineering, developing, constructing, marketing, selling, financing, managing and operating real estate including business and commercial projects, office buildings, residential subdivisions, condominiums (including low-, mid- and high-rise condominiums), villa developments, single family residences, timeshares, hotels, and related amenity improvements, which include golf clubs, marinas, tennis facilities, and restaurants. In connection with the activities described above, the Consolidated Group engages in planning, designing and engineering, land development, construction/home building, marketing, real estate sales and brokerage, mortgage brokerage and finance, title insurance, brokerage of home owners and property insurance, property management, management of homeowner/condominium associations, fee based property development and construction management services, real estate franchise brokerage business and the operation of golf clubs, restaurants, marinas, conservation areas, rest areas, hotels and health care facilities. The Consolidated Group may also engage in various service business activities ancillary to and consistent with its ownership and operation of real estate, such as pest control and security services.

“Credit Extension” means a borrowing.

“Customary Closing Costs” means the reasonable and customary closing costs and commissions paid for at the time of the closing of the sale of the Tower Units, not to exceed in the aggregate six percent (6%) of the gross sales price of each such Tower Unit.

“Customary Permitted Liens” means the Liens permitted hereunder pursuant to Sections 7.02(a), (b), (c), (e), (f), (g), (h) and (j).

“Customer Deposit Liabilities” means collectively, the escrow deposits, down payments or earnest money deposited by purchasers pursuant to Housing Purchase Contracts.

“Debt Rating” means, as of any date of determination, by a Rating Agency, (a) the rating of the Obligations under this Agreement, or (b) if such Rating Agency does not publicly announce the rating described in clause (a) above, such Rating Agency’s rating of Borrower’s non-credit-enhanced, senior unsecured long-term debt, or (c) if such Rating Agency does not publicly announce either of the ratings described in clauses (a) or (b) above, such Rating Agency’s publicly announced corporate rating of Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) three percent (3%) per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate otherwise applicable to such Loan plus three percent (3%) per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Credit Extension on the Closing Date, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Developable Land” means all Properties (a) on which residential property and other property directly related to, or in conjunction with, such residential property may be constructed or developed as part of, and consistent with, the Core Business and under applicable Laws, including without limitation, the construction of Tower Units, Units, Developed Parcels and Developed Lots, (b) for which the intended use for the applicable Project is permissible under the applicable regional plan, development agreement or applicable zoning, all of which have vested status, and (c) the environmental or regional impact report for the intended use, if required, is vested, but specifically excluding any land on which a Property Owner and Administrative Agent reasonably agree that development is restricted under federal or state wetlands protection or other Environmental Laws.

“Developable Land Book Value” means the acquisition cost of a parcel of Developable Land.

“Developed Lot Book Value” means the cost of each Developed Lot determined by allocating the acquisition cost and Developed Lot Costs of each Project (or parcel of land located therein) among the lots and other land (such as commercial, industrial, Amenities, etc.) located therein, which allocation shall exclude any marketing and corporate general and administrative expenses.

“Developed Lot Costs” means the amount of actual costs incurred by a Property Owner in connection with the development of Developable Land and Developed Lot, but excluding therefrom: (a) costs incurred for the construction of Units or Tower Units and (b) marketing, corporate general and administrative costs and other costs not directly attributable to design, site improvement, and construction of infrastructure on Developable Land and Developed Lots.

“Developed Lots” means each of the platted subdivided lots and the Horizontal Improvements thereon located on Developable Land and which, under applicable Laws, may be utilized as the site for a Unit, Tower Units or multi-family facility including specifically those lots (a) that are ready for construction of a Unit, Tower Units or multi-family facility and for which a building permit would then be issued to a Property Owner if applied for, (b) with construction of Units or Tower Units underway thereon or (c) with fully constructed Units or Tower Units situated thereon, but excluding lots under development that are not yet ready for construction of Units or Tower Units thereon.

“Developed Parcel Book Value” means the sum of the Developed Parcel Costs attributable to such Developed Parcel plus the cost of each Developed Parcel determined by allocating the acquisition cost and land development costs of each Project among the Developed Parcel and the other property included from time to time in the Project, which allocation shall exclude any marketing and corporate general and administrative expenses.

“Developed Parcel Costs” means the amount of actual costs incurred by a Property Owner in connection with the development of Developed Parcels (including Horizontal Improvements).

“Developed Parcels” means properties zoned either POD, residential or commercial and on which all Horizontal Improvements have been completed in sufficient capacity to service the permitted use and density for such Developed Parcel under applicable zoning and in accordance with requirements of Governmental Authority.

“Direct Costs” means with respect to the construction of any condominium development, the book value of the land plus the actual or projected costs of personal property, and all labor, materials, fixtures, machinery and equipment required to construct, equip and complete the improvements in accordance with the plans and specifications therefor.

“Distribution” means any of the following: (a) the payment by any Person of any distributions or other payments to its shareholders, partners, members or other equity interest holders; (b) the declaration or payment of any dividend on or in respect of shares of any class of capital stock of, or partnership, membership or other equity interest in, any Person; (c) the purchase or other retirement of any shares of any class of capital stock of, or partnership, membership or equity interest in, any Person, directly or indirectly through a subsidiary or otherwise; (d) the return of capital by any Person to its shareholders, partners, members or other equity interest holders; and (e) any other payment on or in respect of any shares of any class of capital stock of, or partnership, membership or other equity interest in, any Person.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, for any period, on a consolidated basis for Borrower and its subsidiaries, as determined by GAAP, the sum of the amounts for such period of (a) Net Income, plus (b) charges against income for foreign, federal, state and local taxes, plus (c) Interest Expense, plus (d) depreciation, plus (e) amortization expenses, including, without limitation, amortization of goodwill and other intangible assets and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or exceeds the amount of such accrual or reserved expense in the current period) and amortization of deferred compensation expense, plus (f) extraordinary losses, minus (g) extraordinary gains minus (h) non-cash items increasing such Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, determined in accordance with GAAP.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender or a Related Fund; and (c) any other Person (other than a natural person) approved by (i) Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) Borrower or any of Borrower’s Affiliates or Subsidiaries or (B) any other Person that conducts (or is an Affiliate of a Person that conducts) any businesses that are substantially similar to any of the Core Businesses and would reasonably be deemed to be a competitor of Borrower.

“Eligible Excluded Subsidiary” means an Excluded Subsidiary (other than any not-for-profit golf clubs and common interest realty associations owned by any member of the Consolidated Group) which meets all of the following criteria: (a) the Excluded Subsidiary is the owner of an asset which qualifies for inclusion in the Borrowing Base and is consistent with the Core Businesses; (b) the interest of the member of the Consolidated Group in the Excluded Subsidiary is unencumbered by any Lien; (c) all of the assets of the Excluded Subsidiary are unencumbered by any Lien (excluding Customary Permitted Liens); and (d) the member of the Consolidated Group holding the interest in the Excluded Subsidiary has satisfied such other requirements as Administrative Agent may require to permit the inclusion of the investment in such Excluded Subsidiary in the Borrowing Base.

“Eligible Joint Venture” means a Joint Venture which meets all of the following criteria: (a) the Joint Venture is the owner of an asset which qualifies for inclusion in the Borrowing Base and is consistent with the Core Businesses; (b) the interest of the member of the Consolidated Group in the Joint Venture is unencumbered by any Lien; (c) all of the assets of the Joint Venture are unencumbered (excluding Customary Permitted Liens); (d) the member of the consolidated Group holding the interest in the Joint Venture has satisfied such other requirements as Administrative Agent may require to permit the inclusion of the investment in such Joint Venture in the Borrowing Base; and (e) no member of the Consolidated Group has received notice that an event of default exists with respect to such Joint Venture by any of the members of the Consolidated Group.

“Eligible Participant” means any other Person (other than a natural person); provided that notwithstanding the foregoing, “Eligible Participant” shall not include (a) Borrower or any of Borrower’s Affiliates or subsidiaries or (b) or any other Person that conducts (or is an Affiliate of a Person that conducts) any businesses that are substantially similar to any of the Core Businesses and would reasonably be deemed to be a competitor of Borrower.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Clubs” means Amenities in which the members hold an equity ownership stake.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Escrow Deposits” means all earnest money, escrow deposits, additional deposits, or good faith deposits required from the purchasers under Housing Purchase Contracts.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Subsidiaries” means (a) the Subsidiaries set forth on Schedule 5.13 as of the Closing Date, and (b) any other Subsidiary designated as such from time to time by Borrower subject to the terms of this Agreement.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Environmental Matters” means those certain existing material environmental matters affecting portions of the Properties as identified on the separate certification of Borrower dated of even date herewith.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published an such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of  1/100 of 1%) charged to KeyBank on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the letter agreement dated as of November 28, 2005, between Borrower and Administrative Agent.

“Financial Covenants” means the covenants set forth in Sections 7.03(i), 7.04(a), 7.05, 7.09, 7.13, 7.14, 7.15, 7.16, and 7.17.

“Finished Land Inventory” means, collectively, Developed Lots and Developed Parcels.

“Finished Land Inventory Book Value” means, collectively, the sum of Developed Lot Book Value and Developed Parcel Book Value.

“Fitch” means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and any successor thereto.

“Fixed Charges” mean, for any period, the sum of Interest Incurred and any regularly scheduled amortization payments on the Total Debt, but excluding (a) balloon payments, (b) interest on Tower Construction Loans covered by an interest reserve, and (c) amortization payments an CDD Obligations.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that this definition of GAAP shall not include the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each of the now or hereafter existing Subsidiaries of Borrower, other than Excluded Subsidiaries.

“Hard Costs” means, with respect to any Tower Construction Project, Direct Costs less the book value of the land and the amount of any contingency reserve in the construction budget for such Tower Construction Projects.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Horizontal Improvements” means all utilities, including water and sewer, located on real property together with a dedicated roadway built in material compliance with applicable governmental regulations, all over rights-of-way dedicated to the applicable Governmental Authority and any private roadways otherwise built by the Property Owners in compliance with and permitted under all applicable Laws.

“Housing Purchase Contract” means any legal, valid, binding and enforceable written agreement for the sale of individual Units, Tower Units, or Developed Lots to any bona-fide purchaser entered into by a Property Owner in the ordinary course of its business with customary terms and conditions and that provides for a cash down payment of not less than the greater of $5,000 or such amount that is customary in the local market.

“Indebtedness” means, without duplication, with respect to any Person (other than any Person that would be included solely as a result of the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time) (a) indebtedness or liability for borrowed money, including, without limitation, subordinated indebtedness; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services, provided, however, that Indebtedness shall not include obligations with respect to options to purchase real property that have not been exercised; (d) obligations as lessee under capital leases to the extent that the same would, in accordance with GAAP, appear as liabilities in such Person’s consolidated balance sheet; (e) current liabilities in respect of unfunded vested benefits under any Plans and incurred withdrawal liability under any Plan; (f) reimbursement obligations under letters of credit (including contingent obligations with respect to letters of credit not yet drawn upon); (g) obligations under acceptance facilities; (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (i) obligations secured by any Liens (other than Customary Permitted Liens) on any property of such Person, whether or not the obligations have been assumed; (j) net liabilities under interest rate swap, exchange or cap agreements (valued as the termination value thereof, computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable agreement); and (k) all Guarantees of such Person with respect to the foregoing. Indebtedness shall not include trade accounts payable and accruals incurred in the ordinary course of business and undrawn Performance Letters of Credit (as defined in the Revolving Credit Agreement), payment and performance bonds and other performance obligations and guaranties with respect thereto. The amount of any condominium assurance bonds, as permitted by Section 7.01, shall be equal to the amount of Customer Deposit Liabilities in accordance with GAAP.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b)

“Indirect Costs” means, with respect to each Project, title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, commitment fees and interest payable under the related Indebtedness, premiums for other insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, construction inspector fees, permit and other governmental fees and charges, impact fees, utility access or connection fees, overhead and administrative costs, and all other expenses which are expenditures relating to such Project and are not Direct Costs.

“Interest Expense” means, with respect to any period, the sum of (a) all charges for such period that are considered interest expense under generally accepted accounting principles including amortization of previously capitalized interest, plus (b) the portion of rent paid by Borrower and its subsidiaries, as determined in accordance with GAAP, (without duplication) for that fiscal period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, in each case determined in accordance with GAAP.

“Interest Incurred” means, for any period, the total interest paid or accrued by Borrower and its subsidiaries, as determined in accordance with GAAP (including the interest component of any capital leases and excluding fees paid in connection with the closing under this Agreement or thereafter and excluding interest or fees payable under the Tower Construction Loans to the extent drawn under the Tower Construction Loans).

“Interest Payment Date” means: (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day of each calendar month during the term of this Agreement, commencing on January 31, 2006, and the Maturity Date.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date; and

(d) unless all Lenders otherwise agree, in no event shall there be more than six (6) different Interest Periods for then-outstanding LIBOR Rate Loans.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance (other than advances with respect to accounts receivable made in the ordinary course of business on customary credit terms) or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of calculating the Borrowing Base and covenant compliance, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, and minus any return in cash of the original amount of such Investment, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment.

“Investment Grade” means that at least two of the three following Debt Ratings exist at the same time: (a) a Moody’s Debt Rating of Baa3 or better; (b) a S & P Debt Rating of BBB- or better; and (c) a Fitch Debt Rating of BBB- or better.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any Person (other than a Subsidiary) in which Borrower or any other member of the Consolidated Group holds any stock (other than stock issued by a public company and purchased on a recognized stock exchange), partnership interest, joint venture interest, limited liability company interest or other equity interest.

“KeyBank” means KeyBank National Association, a national banking association.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Leverage Ratio” means, as of any date, the ratio of (a) Total Debt as of such date to (b) Adjusted Tangible Net Worth as of such date.

“LIBOR Business Day” means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“LIBOR Rate” means, as applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the Interest Period for such LIBOR Rate Loan which appears on the Dow Jones Market Services (f/k/a Telerate News Services), page 3750, titled as “British Banker Association Interest Settlement Rates”, as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period for such LIBOR Rate Loan, provided, however, if the rate described above does not appear on such service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period for such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period for such LIBOR Rate Loan as selected by Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period for such LIBOR Rate Loan offered by major banks in New York, New York at approximately 11:00 a.m. New York, New York time, on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period for the LIBOR Rate Loan. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for a LIBOR Rate Loan cannot be determined. In such event, the Loan shall bear interest at the Base Rate. In the event that the FRB shall impose a Reserve Percentage with respect to LIBOR deposits of Administrative Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans owing to Administrative Agent shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

“LIBOR Rate Loan” means a Loan that bears interest at a rate based on the LIBOR Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to Borrower under Article II.

“Loan Documents” means this Agreement, each Note, the Fee Letter, and each of the Unconditional Guaranties.

“Loan Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit “F” attached hereto and made a part hereof.

“Loan Parties” means, collectively, Borrower and each Guarantor.

“Majority Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the Total Outstandings; provided that the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or the Consolidated Group taken as a whole; (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document to which it is a party.

“Maturity Date” means December 23, 2010.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, for any period, the consolidated net income (or consolidated net deficit) of Borrower and its subsidiaries, determined in accordance with GAAP.

“Net Sales Proceeds” means the gross sales price of each unreleased Tower Unit, cabana, or other appurtenance thereto less only Customary Closing Costs and the portion of the Escrow Deposits for such Tower Unit which are allowed to be used in accordance with applicable law to fund a portion of the Project Costs of the applicable improvements.

“Net Worth” means, as of any date, the excess of Total Assets over Total Liabilities.

“Non-Equity Clubs” means the amenities in which the members own a non-equity ownership stake.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit “A” attached hereto and made a part hereof.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Mortgages” means the existing first in priority mortgages affecting portions of the Properties which are more particularly described on Schedule 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Project Costs” means, collectively, the sum of all Direct Costs and Indirect Costs that will be incurred by a Project Owner in connection with the acquisition of the applicable Property, the construction, equipping and completion of the Project, the marketing of space in the Project, and the operation and carrying of the Project through the Maturity Date.

“Projects” means one or more of the properties, including, without limitation, communities, Tower Construction Projects, and single and multifamily developments, being owned and developed by one or more of the Property Owners from time to time.

“Property” means the land including any improvements situated thereon (including, without limitation, all Developable Land, Amenities, Developed Lots, Developed Parcels and Units, Tower Units, completed or under construction) owned or acquired by a Property Owner from time to time.

“Property Owners” means Borrower and such other members of the Consolidated Group as shall now or hereafter own Properties.

“Public Lender” has the meaning specified in Section 6.02.

“Rating Agency” means any of Moody’s, S&P, or Fitch.

“Register” has the meaning specified in Section 11.06(c).

“Related Fund” means with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Equity Funds” means, collectively, the value of the Property before any construction of any improvements, free and clear of any Liens other than Permitted Liens.

“Required Lenders” means, as of any date, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings; provided that the Loans of , and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserve Percentage” means, as of any date, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or the general counsel of a Loan Party or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible officer. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means all cash of the consolidated Group allocated for expenditure or Distribution or held as Customer Deposit Liabilities or otherwise characterized as a deposit (less that portion of Customer Deposit Liabilities used for construction costs).

“Revolving Credit Agreement” means the Senior Unsecured Revolving Credit Agreement dated as of August 13, 2004 as amended by that certain letter agreement dated as of March 31, 2005 (the “First Amendment to the Revolving Credit Agreement”), and that certain Second Amendment to Credit Agreement dated as of August 29, 2005.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Senior Notes” means, as of any date of determination, such senior unsecured notes and such Senior Subordinated Notes having a maturity date of less than one year from such date of determination as may be issued by Borrower or any Subsidiary in offerings registered under the Securities Act of 1933 or issued in a transaction exempt under Rule144A as promulgated pursuant to the Securities Act of 1933 and in accordance with the provisions of Section 7.08, and any and all amendments, restatements, renewals, extensions, consolidations or other modifications thereof.

“Senior Subordinated Notes” means, collectively, the Senior Subordinated Notes issued as of February 20, 2001 in the aggregate principal amount of $350,000,000 due February 15, 2011, the additional Senior Subordinated Notes issued as of April 24, 2002, in the aggregate principal amount of $200,000,000 due May 1, 2012, the additional Contingent Convertible Senior Subordinated Notes issued as of August 5, 2003, in the aggregate principal amount of $125,000,000 due August 5, 2023, the additional Senior Subordinated Notes issued as of September 29, 2003, in the aggregate principal amount of $125,000,000 due October 1, 2013, and any other issuances of senior subordinated notes in accordance with the requirements of Section 7.07, all as the same may be amended, restated, renewed, extended, consolidated, refinanced or otherwise modified in accordance with the requirements of Section 7.07.

“Senior Unsecured Debt” means, as of any date, without duplication, (a) all unsecured indebtedness or liability for borrowed money (other than Subordinated Indebtedness) of the Consolidated Group, plus (b) all unsecured obligations (other than Subordinated Indebtedness) of the Consolidated Group evidenced by bonds, debentures, notes, or other similar instruments, plus (c) all unsecured obligations (other than Subordinated Indebtedness), in an amount determined by GAAP, of the Consolidated Group for the deferred purchase price of property; provided, however, that this clause (c) shall not include obligations of (i) the Consolidated Group with respect to options to purchase real property that have not been exercised, or (ii) any Person that would be included in the Consolidated Group solely as a result of the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time, plus (d) all unsecured reimbursement obligations with respect to drawn Financial Letters of Credit (as defined in the Revolving Credit Agreement) and Performance Letters of Credit (as defined in the Revolving Credit Agreement) and the face amount of all undrawn Financial Letters of Credit, in each case issued for the account of, or guaranteed by, any member of the Consolidated Group, plus (e) all Guarantees by any member of the Consolidated Group (without duplication) of the indebtedness or obligations described in clauses (a), (b), (c) or (d) above.

“Sole Book Manager” means KeyBank Capital Markets, as sole book manager.

“Subordinated Indebtedness” means, as of any date, any indebtedness of the Consolidated Group that is subordinated to the Obligations on terms and conditions reasonably acceptable to Administrative Agent, other than any Senior Subordinated Notes having a maturity date of less than one year from such date of determination.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (except for joint ventures or similar arrangements which would not be considered a Subsidiary of such Person but for the application of FASB Interpretation No. 46 or similar pronouncements regarding consolidation issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. This definition of Subsidiary, as it relates to the Consolidated Group, shall expressly exclude any not-for-profit golf clubs and common interest realty associations owned by any member of the Consolidated Group.

“Sun City Center Lease Intangible” means the amount by which the value of the Kings Point Recreation operations which are part of the Amenities owned and operated by Sun City Center Golf Properties, Inc., a Delaware corporation, exceeds the related real estate assets associated with the Sun City Center lease.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means Wachovia Bank, N.A., as syndication agent.

“Tangible Net Worth” means, as of any date, the Net Worth less the net book value (after deducting reserves applicable thereto) of all of the intangible assets of Borrower and its subsidiaries, as determined in accordance with GAAP. Intangible assets shall be determined in accordance with GAAP and shall exclude all deferred financing costs, deferred tax assets, and the Sun City Center Lease Intangible.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Assets” means, as of any date, all consolidated assets of Borrower and its subsidiaries, determined in accordance with GAAP.

“Total Debt” means, as of any date, the sum of all Indebtedness of Borrower and its subsidiaries, as determined in accordance with GAAP, including, without limitation or duplication, the Total Outstandings, Tower Construction Loans, Senior Notes, Senior Subordinated Notes and any purchase money loans, plus CDD Obligations plus Customer Deposit Liabilities as shown on Borrower’s financial statements in accordance with GAAP, less Restricted Cash related to such Customer Deposit Liabilities.

“Total Enterprise Value” means, with respect to any merger, consolidation or stock acquisition, the sum of the market value of the equity interests in the target entity acquired in such transaction, plus Indebtedness of the target entity acquired in such transaction, less unrestricted Cash of the target entity acquired in such transaction.

“Total Liabilities” means, as of any date, all consolidated liabilities of Borrower and its subsidiaries, as determined in accordance with GAAP, which are properly accounted for as such in accordance with GAAP.

“Total Outstandings” means the aggregate outstanding amount of all Loans.

“Tower Completion Date” means, with respect to each Tower Construction Project, the date that at least thirty-five percent (35%) of the Tower Units subject to Housing Purchase Contracts have closed.

“Tower Construction Lenders” means one or more of the Lenders or other financial institutions making Tower Construction Loans.

“Tower Construction Loan Agreements” means the construction loan agreements evidencing the Tower Construction Loans, including, without limitation, that certain Third Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of September 22, 2005, among Borrower, as borrower, Bay Colony-Gateway, Inc. and Resort at Singer Island Properties, Inc., as guarantors, Wachovia Bank, National Association, as administrative agent, and the lenders defined therein.

“Tower Construction Loans” means the loans made outside this Agreement for the purpose of financing the construction and development of Tower Construction Projects.

“Tower Construction Projects” means the multi-family residential condominium projects having Hard Costs of $10,000,000 or more.

“Tower Unit Costs” means the Developed Lot Book Value on which Tower Units (completed or under construction) are situated plus the cost of the construction of vertical improvements.

“Tower Units” means the condominium units at the Tower Construction Projects, whether completed or under construction, held by Project owner for sale in the ordinary course of business, and in which the rights of ownership and occupancy are to be sold.

“Tower Unsold Unit” means a Tower Unit with respect to which construction has begun (measured by the commencement of the construction of vertical improvements beyond the foundation) and for which a Housing Purchase Contract has not been entered into (or has been entered into but has terminated).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

“Unconditional Guaranty” means the Unconditional Guaranty made by the Guarantors in favor of Administrative Agent and the Lenders, substantially in the form of Exhibit “D” attached hereto and made a part hereof.

“Unentitled Land” means any land in which no improvements have been made and which requires appropriate approval, permitting and zoning under applicable Laws and regulations before the land may be developed.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unit Costs” means the Developed Lot Book Value on which Units (completed or under construction) are situated plus the cost of the construction of vertical improvements with respect thereto.

“United States” and “U.S.” mean the United States of America,

“Units” means the single-family or multi-family residences, other than Tower Units, whether completed or under construction, owned and held by the Consolidated Group for sale in the ordinary course of business, and in which the rights of ownership and occupancy are to be sold other than on a time-sharing or periodic basis.

“Unrestricted Cash” means all cash of the Loan Parties which is not Restricted Cash.

“Unsold Unit” means a Unit with respect to which construction has begun (measured by the commencement of the construction of vertical improvements beyond the foundation) and for which a Housing Purchase Contract has not been entered into.

“Wachovia” means Wachovia Bank, National Association and its successors.

1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 ACCOUNTING TERMS. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.

CREDIT EXTENSION

2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to Borrower on the Closing Date in an aggregate amount equal to $300,000,000. The Aggregate Loans are not revolving commitments and Borrower shall have no right to re-borrow any amounts repaid hereunder. Borrower acknowledges and agrees that the full amount of the Loans in the amount of $300,000,000 has been disbursed to or on behalf of Borrower as of the Closing Date.

2.02 CONVERSIONS AND CONTINUATIONS OF LOANS.

(a) Each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) on the Business Day of the requested date of any conversion to or continuation of Base Rate Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a conversion of Loans from one Type to the other or a continuation of LIBOR Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount to be converted or continued, (iv) the Type of Loan to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If Borrower requests a conversion to or continuation of LIBOR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) If no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.

(c) Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of a Default, no Loans may be converted to or continued as LIBOR Rate Loans without the consent of the Required Lenders.

(d) Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in KeyBank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all conversions of Loans from one Type to the other and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any one time with respect to LIBOR Rate Loans.

2.03 PREPAYMENTS.

(a) Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 12:00 noon (A) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice, together with any applicable prepayment penalty as described in Section 2.03(b), shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Borrower shall pay to the Administrative Agent for the pro rata account of the Lenders, a prepayment penalty of one (1) percent of any amount of principal of Loans prepaid prior to the first anniversary of the date hereof. The Borrower shall not have the right to prepay any amounts during that period unless the prepayment is accompanied by the amount of the applicable prepayment penalty. The prepayment penalty shall be applicable to all prepayments during this period including any amounts paid if an Event of Default exists. The prepayment penalty shall be in addition to all other amounts due and payable hereunder.

2.04 REPAYMENT OF LOANS.

Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date, together with all accrued and unpaid interest and all other amounts due and payable hereunder and under the other Loan Documents.

2.05 INTEREST.

(a) Subject to the provisions of subsection (b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Applicable Rate for LIBOR Rate Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Applicable Rate for Base Rate Loans.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.06 FEES.

(a) Borrower shall pay to Administrative Agent the fees in the amount and at the times designated in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b) Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.07 COMPUTATION OF INTEREST AND FEES. For LIBOR Rate Loans, all computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). For Base Rate Loans, all computations of fees and interest shall be made on the basis of a 365-day year, or a 366-day year (as applicable), and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.08 EVIDENCE OF DEBT. The Credit Extension made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.09 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK.

(a) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

2.10 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 TAXES.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrower. Borrower shall indemnify Administrative Agent, each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower or by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c) (3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If Administrative Agent, or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent, and such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all LIBOR Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any conversion to or continuation of a LIBOR Rate Loan that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan , or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender, Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a conversion to or continuation of LIBOR Rate Loans.

3.04 INCREASED COSTS; RESERVES ON LIBOR RATE LOANS.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBOR Rate Loans. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Euro-currency funds or deposits (currently known as “Euro-currency Liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c) any assignment of a LIBOR Rate Loan on a day other than the last day of the interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender (x) shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, and (y) shall deliver to Administrative Agent and Borrower a calculation of any such compensation or additional amount, in reasonable detail. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, Borrower may replace such Lender in accordance with Section 11.13.

3.07 SURVIVAL. All of Borrower’s obligations under this Article III shall survive termination of this Agreement and repayment of all Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSION

4.01 CONDITIONS OF CREDIT EXTENSION. The obligation of each Lender to make its Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Unconditional Guaranty, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;

(ii) a Note executed by Borrower in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business require such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Borrower’s counsel, addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of Borrower certifying (A) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (B) the current Debt Ratings, if any, and a calculation of the Leverage Ratio as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date; and (C) to the extent Borrower’s Debt Rating is not Investment Grade as of the Closing Date, a Borrowing Base Report;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(ix) such other assurances, certificates, documents, consents or opinions as Administrative Agent, or the Required Lenders reasonably may require.

(b) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document or which are contained in any document furnished in connection herewith shall be true and correct;

(c) Any fees required to be paid on or before the Closing Date shall have been paid.

(d) Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and the Lenders that:

5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each member of the Consolidated Group (a) is (i) in the case of Borrower, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) in the case of each other member of the Consolidated Group, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (a)(ii), (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law.

5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT; SOLVENCY.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of Borrower and its subsidiaries, as determined in accordance with GAAP, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of the Consolidated Group dated September 30, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its subsidiaries, as determined in accordance with GAAP, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Borrower (after giving effect to the transactions contemplated hereby), and the Consolidated Group on a consolidated basis, is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate funds for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

5.06 LITIGATION. Except for the litigation described on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the consolidated Group or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) would reasonably be expected to be determined adversely to any member of the Consolidated Group, and, if so adversely determined, would (individually or collectively with other any action by or before any Governmental Authority) reasonably be expected to have a Material Adverse Effect.

5.07 NO DEFAULT. No member of the Consolidated Group is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 OWNERSHIP OF PROPERTY; LIENS. Each member of the Consolidated Group has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.02.

5.09 SECURED INDEBTEDNESS. No member of the Consolidated Group has any secured Indebtedness, other than Indebtedness permitted by the provisions contained in Section 7.01.

5.10 INSURANCE. The Consolidated Group maintains insurance in compliance with Section 6.07.

5.11 TAXES. The members of the Consolidated Group have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any member of the Consolidated Group that would, if made, reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA COMPLIANCE.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan,

(b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 SUBSIDIARIES; JOINT VENTURES. Borrower has no Subsidiaries other than those (i) specifically disclosed in Part (a) of Schedule 5.13 and (ii) those Subsidiaries that will be disclosed in Part (a) of Schedule 5.13 as required by, and in compliance with, Section 6.01(d). All of the Excluded Subsidiaries listed on Schedule 5.13 are Eligible Excluded Subsidiaries, except as set forth on Schedule 5.13. No member of the Consolidated Group owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any corporations nor any legal and/or beneficial interests in any Joint Venture, except for (i) the Joint Ventures listed on Part (b) of Schedule 5.13, and (ii) the Joint Ventures that will be disclosed in Part (b) of Schedule 5.13 as required by, and in compliance with, Section 6.01(d). All of the Joint Ventures are Eligible Joint Ventures, except as set forth on Schedule 5.13

5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

(a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of the borrowing not more than twenty five percent (25%) of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02 or Section 7.06 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to indebtedness and within the scope of section 9.01(e) will be margin stock.

(b) None of Borrower, any Person Controlling Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 DISCLOSURE. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 COMPLIANCE WITH LAWS.

(a) The location, construction, occupancy, development, operation and use of the Properties comply in all material respects with the terms of all of the following encumbrances constituting Permitted Liens: all applicable regional impact plans and reports, all applicable restrictive covenants and deed restrictions and all applicable Laws. The Property owners have obtained all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the use and operation of the Properties or any part thereof (the “Permits”) as currently developed in accordance with all applicable Laws.

(b) Borrower and each other member of the Consolidated Group is in compliance with all applicable Laws, except to the extent that failure to do so has had or would reasonably be expected to have a Material Adverse Effect.

5.17 COMPLIANCE WITH ENVIRONMENTAL LAWS.

(a) None of the Property Owners, nor any operator of the Properties or any operations thereon is in violation, or alleged violation, of any Environmental Laws, which violation would reasonably be expected to have a Material Adverse Effect. The separate certification from Borrower dated of even date herewith describes all of the Existing Environmental Matters. Each of the Property owners shall take all actions necessary to comply with all compliance orders affecting the Properties and cause the Existing Environmental Matters to comply with all Environmental Laws.

(b) Except for the Existing Environmental Matters, none of the Property Owners has received notice from any third party including, without limitation, any federal, state or local Governmental Authority: (i) that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); or (ii) that any Hazardous Materials which any Property owner has generated, transported or disposed of has been found at any site at which a federal, state or local Governmental Authority or other third party has conducted or has ordered that any Property Owner conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any Property Owner is a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release or presence of Hazardous Substances.

(c) Except for the Existing Environmental Matters: (i) no portion of the Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Properties, except for underground tanks for fuel maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Property Owner or operators of its properties, no Hazardous Substances have been generated or are being used on the Properties except in accordance with applicable Environmental Laws; (iii) to the best of Borrower’s knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any Properties of any Property owner, which releases would reasonably be expected to have a material adverse effect on the value of the Properties taken as a whole; (iv) to the best knowledge of the Property Owners, there have been no releases on, upon, from or into any real property in the vicinity of any of the Properties which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a Material Adverse Effect on the value of, the Properties taken as a whole; and (v) to the best of Borrower’s knowledge, any Hazardous Substances that have been generated on any of the Properties have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of Borrower, operating in compliance with such permits and applicable Environmental Laws.

5.18 LOANS AS SENIOR INDEBTEDNESS. All Obligations of the Loan Parties to the Lenders are senior in right of payment to the Senior Subordinated Notes and are pari passu as to right of payment with the obligations under the Revolving Credit Agreement.

5.19 LAWS PERTAINING TO LAND SALES. None of the Property Owners have received any notice that it is in violation of the Interstate Land Sales Full Disclosure Act, the Florida Land Sales Practices Law or similar laws pertaining to land sales (including, without limitation, any laws pertaining to the sale of interests in timeshare units) in any state in which any Property Owner sells, transfers, manages, operates, develops or otherwise disposes of property, which violation would reasonably be expected to have a Material Adverse Effect.

5.20 FISCAL YEAR. The Consolidated Group has a fiscal year ending December 31 of each calendar year.

5.21 COMMON ENTERPRISE AND CONSIDERATION. The members of the Consolidated Group are collectively engaged in a common enterprise for the furtherance of the Core Businesses. Accordingly, the Loan Parties have received good and adequate consideration for the entering into the Loan Documents to which they are parties to. Furthermore, the members of the Consolidated Group agree that an advance to Borrower that is subsequently disbursed by Borrower to any members of the Consolidated Group for use by such entity shall benefit all of the other members of the Consolidated Group, even if the advance is based upon a Borrowing Base which includes assets of members of the Consolidated Group that do not receive the disbursement from Borrower. The members of the Consolidated Group agree that they will each receive good and adequate benefit from this common arrangement given the common enterprise of all of the foregoing as set forth above.

5.22 SUBSIDIARIES OWNING REAL PROPERTY. The Subsidiaries of Borrower listed on Schedule 5.22 attached hereto and made a part hereof are the only Subsidiaries of Borrower that own real property.

5.23 GUARANTORS OF THE REVOLVING CREDIT AGREEMENT. The list of entities on Schedule 5.23 are all of the guarantors of the obligations under the Revolving Credit Agreement as of the date of this Agreement.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each member of the Consolidated Group to:

6.01 FINANCIAL STATEMENTS AND OTHER REPORTS. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its subsidiaries, as determined in accordance with GAAP, as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its subsidiaries, as determined in accordance with GAAP, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) on or before March 31 of each year, a two (2) year projected balance sheet, income statement, cash flow statement and compliance with the Financial Covenants; and

(d) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Borrower, updates to Schedules 5.13 (upon the deliveries of such updates, Schedule 5.13 shall be automatically updated, without any further consent from Administrative Agent or the Lenders) to the extent that such Schedule is not accurate or complete as of the last day of such fiscal quarter.

As to any information contained in materials furnished pursuant to Section 6.02(d), Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 CERTIFICATES; OTHER INFORMATION. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the Financial Covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

(c) promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

(d) within five (5) days after the same are available, copies of each of the following documents of Borrower not otherwise required to be delivered to Administrative Agent pursuant to this Agreement:

(i) proxy statements and annual reports to shareholders;

(ii) annual reports on Form 10-K;

(iii) quarterly reports on Form 10-Q; and

(iv) each current report on Form 8-K (other than current reports on Form 8-K relating only to “Other Events” under Item 5 of Form 8-K or other items defined as “Other Events” as may be assigned in the future) and transaction statements on Schedule TO, 13D or 13E-3 that Borrower may file under the Securities Exchange Act of 1934;

(e) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any formal investigation or other formal inquiries not in the ordinary course by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f) a Borrowing Base Report in such form and at such times specified in Section 8.01; and

(g) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (b) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) Administrative Agent and/or the Co-Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials an IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all the Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Co-Lead Arrangers, and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and the Co-Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03 NOTICES. Promptly notify Administrative Agent of:

(a) the occurrence of any Default;

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any

Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any material litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) the occurrence of any ERISA Event;

(d) any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary;

(e) any announcement by Moody’s, S&P, or Fitch of any change or possible change in a Debt Rating; and

(f) the occurrence of a default or event of default under any of the Revolving Credit Agreement, the Senior Notes, or the Senior Subordinated Notes.

Each notice pursuant to this section 6.03 shall be accompanied by a statement of a Responsible officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 MAINTENANCE OF PROPERTIES. Preserve and maintain the Properties in good order, repair and condition, and shall promptly restore damage from casualty or condemnation, which condemnation or casualty would reasonably be expected to have a Material Adverse Effect, and shall not permit or commit waste on the Properties and shall cause each and every part of the Properties to comply in all material respects with all applicable Laws, and any lawful private restrictions or other requirements or provisions relating to the development, operation, maintenance or use of the Properties, including, without limitation, the terms and provisions of any mortgages or other agreements or instruments constituting Permitted Liens. Other than in the ordinary course of the Core Businesses, no portion of the Properties shall be removed, demolished or altered in any material manner, which materially diminishes the value of the Properties taken as a whole without the prior written consent of Administrative Agent. Upon any casualty, condemnation, removal, demolition, or such alteration, the portion of any such affected Properties shall be removed from the Borrowing Base.

6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurers not Affiliates of Borrower insurance with respect to its properties and business against such casualties and contingencies, including windstorm and flood insurance and terrorism insurance (to the extent terrorism insurance is available on a commercially reasonable basis), as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices. Borrower shall furnish to Administrative Agent certificates or other evidence satisfactory to Administrative Agent of compliance with the foregoing insurance provision. The Consolidated Group shall at all times comply with and conform to all provisions of each such insurance policy and to all requirements of the insurers thereunder applicable to the Consolidated Group, the Properties or to the use, occupation, possession, operation, maintenance or repair of all or any portion of the Properties. To the extent any insurance coverage required by this Section 6.07 is cancelled or otherwise terminated through no fault of Borrower or any other member of the Consolidated Group, Borrower shall have a commercially reasonable time to replace such insurance coverage provided Borrower proceeds with diligence to replace such coverage.

6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws, including, without limitation, all Environmental Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be.

6.10 INSPECTION RIGHTS. Upon the reasonable request of Administrative Agent, allow Administrative Agent and any Lender that accompanies Administrative Agent and their representatives to inspect any of their properties, to review reports, files, and other records maintained in the ordinary course of the Core Businesses, from time to time, during reasonable business hours; provided that unless an Event of Default has occurred and is continuing and except in the case of Administrative Agent and its representatives, such inspections shall be at each Lender’s sole cost and expense

6.11 USE OF PROCEEDS. Use the proceeds of the Loans solely to refinance existing debt and to provide working capital needs for the Core Businesses in a manner consistent with the provisions of this Agreement and other general corporate purposes, including the acquisitions and Investments permitted under Sections 7.03, 7.04, and 7.05.

6.12 ADDITIONAL GUARANTORS. Notify Administrative Agent at the time that any Person becomes a Subsidiary, unless such Subsidiary is an Excluded Subsidiary, and promptly thereafter (and in any event within forty-five (45) days), cause such Subsidiary, unless such Subsidiary is an Excluded Subsidiary, to become a Guarantor, by executing and delivering to Administrative Agent a counterpart of the Unconditional Guaranty or such other document as Administrative Agent shall deem appropriate for such purpose, all in form, content and scope reasonably satisfactory to Administrative Agent.

6.13 INTANGIBLE, RECORDING AND STAMP TAX. Promptly pay all Florida intangible taxes or documentary stamp taxes assessed against the Consolidated Group, Administrative Agent or any of Lenders as a result of this Agreement or any document related hereto, if any. Borrower agrees to promptly provide stamped original receipts of such payments to Administrative Agent.

6.14 FURTHER ASSURANCES. At any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Administrative Agent, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall not, nor shall it permit any member of the Consolidated Group to, directly or indirectly:

7.01 PERMITTED SECURED INDEBTEDNESS. Incur or permit to exist or remain outstanding any Indebtedness that is secured by any Lien (other than Customary Permitted Lien) to any Person; provided, however, that the Consolidated Group may incur or permit to exist or remain outstanding:

(a) Indebtedness of any Loan Party arising under this Agreement or the other Loan Documents;

(b) Indebtedness in the respect of taxes, assessments, governmental charges, and claims for labor, materials or supplies, to the extent that payment thereof is not yet due or is being contested in good faith by appropriate proceedings, and an adequate reserve has been established therefor and is maintained in accordance with GAAP;

(c) Tower Construction Loans, subject to the requirements of Section 8.02;

(d) non-recourse purchase money Indebtedness, subject to the restrictions set forth in Section 7.02(1);

(e) Indebtedness assumed in connection with the acquisition of an asset or Indebtedness of a Person, in either case, existing at the time such asset or Person is acquired by, or merged or consolidated with or into, any member of the Consolidated Group (and refinancings, refundings, renewals, extensions, and replacements of such Indebtedness that do not increase the outstanding principal amount thereof at the time of such refinancing, refunding, renewal, extension, or replacement), so long as (i) such Indebtedness was not incurred in contemplation of such acquisition, merger, or consolidation, and (ii) no Default or Event of Default then exists or arises as a result thereof;

(f) Indebtedness of Financial Resources Group, Inc., a Subsidiary of Borrower, the aggregate of secured and unsecured of which shall not exceed $100,000,000 at any time; and

(g) Indebtedness of the type described in clause (a) or clause (b) of the definition of “Indebtedness” and not otherwise permitted in clauses (a) through (f) above, secured by a Permitted Lien, in an aggregate amount not to exceed $100,000,000 at any time.

7.02 PERMITTED LIENS. Create or permit to exist any Lien on any of its property except for the following by a member of the Consolidated Group where designated (the “Permitted Liens”):

(a) Liens and other encumbrances arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments or government charges in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP, or taxes and assessments which are not due and delinquent;

(b) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens and Liens imposed by law, created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(c) pledges or deposits made in connection with workmen’s compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits;

(d) the Permitted Mortgages;

(e) equipment leases or other operating leases in the ordinary course of business;

(f) impact Liens required by applicable Governmental Authorities;

(g) Liens with respect to CDD Obligations;

(h) easements and restrictions of record customary in any of the Core Businesses;

(i) restrictions and easements in connection with an acquisition permitted under Section 7.05 as to a member of the Consolidated Group;

(j) Liens in favor of Administrative Agent and the Lenders under or pursuant to this Agreement;

(k) Liens securing Indebtedness permitted under Section 7.01(c);

(l) Liens securing Indebtedness permitted under Section 7.01(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed one hundred percent (100%) of cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(m) Liens securing Indebtedness permitted under Section 7.01(e); provided that such Liens exist at the time the relevant asset or Person is acquired by, or merged or consolidated with, the applicable member of the Consolidated Group;

(n) Liens with respect to the Indebtedness allowed under Section 7.01(f);

(o) Liens with respect to recourse purchase money Indebtedness; and

(p) Liens approved in writing by Administrative Agent securing Indebtedness of Borrower which shall be approved so long as such Liens secure such Indebtedness and the obligations on a pari passu basis in a manner reasonably acceptable to Administrative Agent.

7.03 INVESTMENTS. Make any Investments (other than in Property or Indebtedness secured by Property consistent with the Core Businesses and subject to section 7.05), except:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

(b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(c) demand deposits, certificates of deposit, bankers acceptances and time deposits of banks organized under the laws of the United States of America or any state thereof having total assets in excess of $100,000,000;

(d) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less that “P-1” if rated by Moody’s Investors Services, Inc., and not less than “A-1” if rated by Standard and Poor’s Corporation;

(e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody’s Investors Service, inc. or by Standard & Poor’s Corporation at not less than “AA” if then rated by Moody’s Investors Service, Inc. and not less than “AA” if then rated by Standard & Poor’s Corporation;

(f) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing Sections 7.03 (a), (b) or (e) with banks described in the foregoing Section 7.03(c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(g) shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing Sections 7.03(a) through (f) and have total assets in excess of $50,000,000;

(h) Investments in subsidiaries (other than Excluded Subsidiaries), subject to Section 7.04;

(i) Investments in existing or new Joint Ventures and Excluded Subsidiaries, the aggregate amount of which, when added to the aggregate amount of any Guarantees of the Indebtedness of such Joint Ventures and Excluded Subsidiaries permitted by Section 7.01 above, shall not exceed thirty percent (30%) of Adjusted Tangible Net Worth at any time. The New Excluded Subsidiaries (as defined in the First Amendment to the Revolving Credit Agreement) shall be included in this calculation from and after April 1, 2006;

(j) Investments of a character not otherwise specified in this Section 7.03(i), the value of which shall not exceed five percent (5%) of Adjusted Tangible Net Worth; and

(k) Investments in the ordinary course of business for the management and operation of hotels; provided that such Investments in an aggregate amount shall not exceed at any time ten percent (10%) of Adjusted Tangible Net Worth.

7.04 FUNDAMENTAL CHANGES.

(a) Without the prior written approval of the Majority Lenders, none of the Consolidated Group will at any time merge or consolidate with or into any Person, except for the following: (i) Subsidiaries of Borrower may merge into Borrower or another Subsidiary of Borrower; and (ii) a merger, consolidation or stock or asset acquisition in the ordinary course of Borrower’s Core Businesses, provided that the aggregate Total Enterprise Value of any such transactions shall not exceed twenty-five percent (25%) of Total Assets calculated at the time of each such transaction. Borrower shall provide thirty (30) days prior notice to Administrative Agent of any proposed permitted merger hereunder and shall cause the Consolidated Group to execute such documents as Administrative Agent may request in order to continue the effectiveness of this Agreement and the other Loan Documents.

(b) Create a Subsidiary other than a Subsidiary to conduct its Core Businesses (including Investments permitted under Section 7.03). Any new Subsidiary shall automatically become a member of the Consolidated Group and Borrower shall cause such new Subsidiary that is not an Excluded Subsidiary, to execute and deliver to Administrative Agent an Unconditional Guaranty to the extent required by Section 6.12. Such Subsidiary shall also be included as a Property Owner as appropriate and shall enter into such other documents or instruments as Administrative Agent may request in order to cause such Subsidiary to comply with the provisions of this Agreement, including the provisions of Section 6.12. The Subsidiaries formed by a member of the Consolidated Group for homeowners’ associations may be owned in part by the homeowners in the applicable community and with respect to Amenities, in part by the owners of memberships in Equity Clubs.

7.05 ACQUISITIONS.

(a) Developable Land. Acquire additional Developable Land during any period in which Borrower’s Debt Rating is not Investment Grade, unless the following conditions are continuously complied with:

(i) the Consolidated Group is then and will immediately after such acquisition be in compliance with all covenants contained in this Agreement;

(ii) the Property meets the requirements to constitute Developable Land;

(iii) no Default or Event of Default exists or would occur upon such acquisition; and

(iv) the aggregate net book value (including capitalized interest and overhead) of all Properties (excluding Amenities, Units and Tower Units) not subject to a purchase contract, less the balance of applicable CDD Obligations, is less than one hundred fifty percent (150%) of Adjusted Tangible Net Worth.

(b) Unentitled Land. Acquire additional Unentitled Land during any period in which Borrower’s Debt Rating is not Investment Grade, unless that the conditions in Sections 7.05(a)(i) and (iii) are continuously complied with and the aggregate book value (including all acquisition costs) of all Unentitled Land after giving effect to such acquisition does not exceed fifteen percent (15%) of Adjusted Tangible Net Worth.

7.06 TRANSACTIONS WITH AFFILIATES. Enter into any agreement to pay any fees, wages, salary, bonus, commission, contributions to benefit plans or any other compensation for goods or services or otherwise enter into any other agreement or arrangement with its Affiliates or to or for the benefit of any Person who is a director or officer of the Consolidated Group or any of its Affiliates or who has, or any of whose Affiliates has, a beneficial interest in the capital stock or partnership interests of any of the Consolidated Group or any of its Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of such member’s business and upon terms and conditions materially no more favorable than those such member would be willing to enter into with an unaffiliated third party; provided that the following transactions shall not be prohibited by this Section 7,06: (i) any transaction, in one transaction or a series of related transactions, having a value of $500,000 or less; and (ii) transactions otherwise permitted by this Agreement; and (iii) Borrower’s Employee Homesite Purchase Policy. At the request of Administrative Agent, Borrower shall provide computations and evidence of compliance with this Section 7.06.

7.07 SENIOR SUBORDINATED NOTES AND SUBORDINATED INDEBTEDNESS.

(a) Issue additional Senior Subordinated Notes, unless the following conditions are satisfied in connection with each such issuance:

(i) no Default or Event of Default shall have occurred and be continuing;

(ii) the maturity date of any issuance of Senior Subordinated Notes must extend at least one hundred seventy-nine (179) days beyond the Maturity Date of this Agreement;

(iii) the provisions pursuant to which such Senior Subordinated Notes are subordinate to the Obligations shall be acceptable to Administrative Agent in the exercise of its sole discretion, and shall include, without limitation, standstill and payment blockage requirements on the holders of such Senior Subordinated Notes for a period of at least one hundred seventy-nine (179) days following a Default or Event of Default hereunder, as more particularly described in the indentures with respect to the Senior Subordinated Notes outstanding on the Closing Date;

(iv) the covenants contained in any indenture or other agreement relating to such senior Subordinated Notes must be less restrictive than the covenants contained in this Agreement;

(v) such Senior Subordinated Notes must be unsecured;

(vi) the issuance of the additional Senior Subordinated Notes is in compliance with the Revolving Credit Agreement; and

(vii) the principal amounts of the Senior Subordinated Notes with a maturity of less than one (1) year will be included in amount necessary to be covered by the Borrowing Base.

(b) Without the prior written consent of the Required Lenders:

(i) repay, prepay, purchase, redeem or otherwise acquire any Senior Subordinated Notes or any other Subordinated Indebtedness, provided, however, that nothing contained in this Section 7.07 shall prevent any member of the Consolidated Group from (A) making regularly scheduled payments of principal and interest on any Senior Subordinated Notes or any other Subordinated Indebtedness if no Default or Event of Default exists and the payments would not cause a Default or Event of Default to occur, or (B) prepaying or repurchasing any Senior Subordinated Notes or any other Subordinated Indebtedness if no Default or Event of Default exists and the payments would not cause a Default or Event of Default to occur; or

(ii) other than in connection with the action permitted in clause (i) above, permit the modification, waiver or amendment of any of the terms of any Senior Subordinated Notes, except for modifications, waivers or amendments that do not (x) increase the interest rate, fees or other charges provided for therein or change the maturity date or any other scheduled date for repayment of principal of such Senior Subordinated Notes, (y) change the subordination provisions of such Senior Subordinated Notes or (z) impose upon any member of the Consolidated Group any obligation or limitation that, in the reasonable judgment of Administrative Agent, is, in any material respect, more burdensome or restrictive than those currently provided for in this Agreement; or

(iii) other than in connection with the action permitted in clause (i) above, permit (whether or not within the control of a member of the Consolidated Group) the modification, waiver, or amendment of, or release of any parties to, any subordination agreement or subordination provisions contained in any indenture with respect to any Senior Subordinated Notes.

7.08 SENIOR NOTES.

(a) Issue any Senior Notes, unless the following covenants are satisfied in connection with each such issuance:

(i) no Default or Event of Default shall have occurred and be continuing;

(ii) the payment of the Senior Notes shall rank pari passu with payment of the obligations;

(iii) the covenants contained in any indenture or other agreement relating to the Senior Notes must not be more restrictive than the covenants contained in this Agreement;

(iv) the issuance of the additional Senior Notes is in compliance with the Revolving Credit Agreement; and

(v) the Senior Notes must be unsecured.

(b) Permit the modification, waiver or amendment of any of the terms of any Senior Notes, except for modifications, waivers or amendments that do not contravene clauses (a)(ii), (a) (iii), (a)(iv), or (a) (v) above.

7.09 PERMITTED DISTRIBUTIONS. Make any Distributions; provided that Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person; provided further that if no Default or Events of Default has occurred and is continuing or would occur and be continuing as a result thereof, Borrower may make Distributions in an amount not to exceed (i) $100,000,000 plus, (ii) fifty percent (50%) of the sum of (A) the Net Income of all members of the Consolidated Group on a consolidated basis from March 31, 2004, minus (B) the amount of any Distributions previously made under this Section 7.09 since the Closing Date. In the event that the Financial Statements for any fiscal year disclose that Borrower did not qualify for any Distribution that has been previously made, then the amount of subsequent Distributions under this Section 7.09 shall be decreased accordingly.

7.10 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from any of the Core Businesses.

7.11 USE OF PROCEEDS. Use the proceeds of the Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

7.12 NO OTHER NEGATIVE PLEDGE. Covenant or otherwise agree with any Person (other than the Lenders and Administrative Agent pursuant to this Agreement), whether in connection with obtaining or modifying credit accommodations from such Person, or incurring other Indebtedness, or otherwise, to keep its unencumbered assets free of any or all Liens,

7.13 SENIOR UNSECURED DEBT. Permit, at any time during which Borrower does not have an Investment Grade Debt Rating, (a) the Total Outstandings to exceed the Borrowing Base Availability or (b) the Borrowing Base Availability to be less than zero (0).

7.14 MINIMUM ADJUSTED TANGIBLE NET WORTH. Permit the Adjusted Tangible Net Worth determined as of the end of any fiscal quarter of Borrower to be less than the sum of the following:

(a) an amount equal to $715,834,000; plus

(b) an amount equal to fifty percent (50%) of the Net Income earned after March 31, 2004; plus

(c) an amount equal to fifty percent (50%) of the aggregate proceeds of equity offerings (net of equity substituted from proceeds of new equity) after the Closing Date.

7.15 LEVERAGE RATIO. Permit the Leverage Ratio determined as of the end of any fiscal quarter of Borrower to be greater than 2.5 to 1.0.

7.16 EBITDA TO FIXED CHARGES. Permit the ratio of EBITDA to Fixed Charges to be less than 2.0 to 1.0. Compliance with this covenant shall be calculated on a rolling four (4) quarter basis and shall be tested as of the last day of each fiscal quarter of Borrower,

7.17 UNSOLD UNITS OR TOWER UNSOLD UNITS IN PRODUCTION. Permit, at any time during which Borrower does not have an Investment Grade Debt Rating, the number of Unsold Units financed under this Agreement and Tower Unsold Units financed under this Agreement as of the end of any fiscal quarter of Borrower to exceed thirty five percent (35%) of the aggregate number of such Unit and Tower Unit sales for the immediately preceding four (4) fiscal quarters of Borrower.

7.18 MODIFICATION OF CERTAIN PROVISIONS OF THE REVOLVING CREDIT AGREEMENT. Borrower shall not enter into any modification, amendment or waiver of the terms of the Revolving Credit Agreement that affect the Borrowing Base, the inclusion of specific properties or categories of properties or assets thereunder or the applicable percentage credits in the Borrowing Base with respect thereto without prior written notice to the Administrative Agent.

ARTICLE VIII.

FINANCING TOWER CONSTRUCTION PROJECTS

8.01 BORROWING BASE. So long as any Loan or other obligation hereunder shall remain unpaid or unsatisfied, Borrower shall, and shall cause each member of the Consolidated Group to, represent, warrant and covenant as follows:

(a) The Loan Parties are the owners of all assets eligible for inclusion in the Borrowing Base, including, without limitation, Unrestricted Cash, Tower Construction Projects, Developable Land, Units, Tower Units, Finished Land Inventory, Eligible Joint Ventures, Eligible Excluded Subsidiaries and the Amenities the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any Lien (other than Customary Permitted Liens) thereon; and

(b) One of the Loan Parties is the owner of each Developed Lot, Developed Parcel, Tower Unit, Tower Construction Project, and Unit, the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any Lien (other than Customary Permitted Liens) thereon, nor sell, assign, transfer or create or suffer to exist any Lien (other than Customary Permitted Liens) in any Housing Purchase Contract or other right constituting proceeds thereof to or in favor of any other Person.

For the purpose of computing the Borrowing Base, Borrower shall furnish to Administrative Agent information with such specificity as Administrative Agent shall from time to time require in the form of the Borrowing Base Report, or in such other form and substance and at such times, in each case, as may be reasonably requested by Administrative Agent, including a certificate signed by a Responsible Officer of Borrower showing a calculation of the Borrowing Base (attaching all documentation used in such calculations). If the sum of (i) the Total Outstandings plus (ii) the outstanding principal balance of the Senior Notes is greater than or equal to sixty percent (60%) of the Borrowing Base, such information shall be provided to Administrative Agent monthly within forty-five (45) days of the last day of the immediately preceding month; and if the sum of (i) the Total Outstandings plus (ii) the outstanding principal balance of the Senior Notes is less than sixty percent (60%) of the Borrowing Base, such information shall be provided to Administrative Agent quarterly within forty-five (45) days of the immediately preceding quarter end.

8.02 COMMENCEMENT AND FINANCING OF TOWER CONSTRUCTION PROJECTS. So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall, and cause each member of the Consolidated Group to, comply with all of the following:

(a) With respect to any Tower Construction Projects financed outside of the Revolving Credit Agreement, no member of the Consolidated Group shall use any proceeds of the loans or letters of credit under the Revolving Credit Agreement or any of its funds to construct vertical improvements beyond the foundation for such a Tower Construction Project until such member of the Consolidated Group has complied with the conditions of this Section 8.02(a). Prior to construction of vertical improvements at any such Tower Construction Project beyond the foundation of any such Tower Construction Project, the following conditions must be satisfied:

(i) All governmental approvals as required from time to time shall have been obtained and issued;

(ii) Borrower shall have entered into a construction contract with a financially sound and reputable bonded contractor;

(iii) Borrower shall have entered into Housing Purchase Contracts for Tower Units which produce proceeds from sales (net of selling expenses and Customer Deposit Liabilities used for construction costs) in excess of seventy five percent (75%) of the applicable construction loan amount;

(iv) Loan documents for Tower Construction Loan must not provide for the following: (1) cross default to this Agreement or any other Loan Document, whether directly or indirectly; or (2) financial covenants which are more restrictive than the Financial Covenants contained in this Agreement; and

(v) Borrower shall have closed a Tower Construction Loan not in excess of eighty (80%) of the sum of (x) the total cost of the aggregate Tower Construction Projects being financed (including the book value of the land and interest and soft costs) minus (y) the Customer Deposit Liabilities deposited or to be deposited with respect to such Tower Construction Projects.

(b) Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, no member of the Consolidated Group shall modify any provisions of any documents evidencing or securing any of the Tower Construction Loans or enter into new agreements with respect thereto which would (i) grant additional collateral with respect thereto; (ii) increase the amount of any Tower Construction Loans by more than five percent (5%) of the sum of the original commitment under such Tower Construction Loan plus any contemplated increases in the original commitment as set forth in the applicable Construction Loan Agreement, if any; or (iii) otherwise materially adversely impact the Loans, Borrower shall promptly provide to Administrative Agent copies of all proposed modifications, amendments, restatements, extensions, renewals and clarifications of any documents evidencing or securing any of such Tower Construction Loans and copies of notices of default or events of default with respect thereto.

(c) With respect to any Tower Construction Projects financed under the Revolving Credit Agreement, no member of the Consolidated Group shall construct vertical improvements beyond the foundation for such a Tower Construction Project, if the aggregate Net Sales Proceeds of the Tower Units subject to Housing Purchase Contracts (but not yet closed) are less than ninety percent (90%) of the Adjusted Project Costs.

ARTICLE IX.

EVENTS OF DEFAULT AND REMEDIES

9.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Borrower fails to pay (i) as of the due date thereof, any amount of principal of any Loan; provided that to the extent such failure is caused by an error or omission of an administrative or operational nature and funds are available on such due date to enable Borrower to make such payment, then such failure shall not constitute an Event of Default unless such failure continues for three (3) Business Days after such due date, or (ii) within three (3) Business Days from the due date stated on the applicable invoice delivered by Administrative Agent to Borrower for any interest on any Loan or any other fee or amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, or 6.03, or Sections 7.08, 7.09, 7.13, 7,14, 7.15, 7.16, 7.17 or 8.02(c), and such failure continues unremedied for thirty (30) days after the date such failure occurred, or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in Section 1 of the Unconditional Guaranty; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of the date a Responsible Officer of Borrower has knowledge of such failure or written notice thereof to Borrower from Administrative Agent or any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any member of the Consolidated Group (A) fails to make any payment when due (after giving effect to the expiration of any applicable grace periods) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the any member of the Consolidated Group is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the $10,000,000; provided that any non-recourse purchase money loans and any non-recourse loans to Joint Ventures shall be excluded from this Section 9.01(e); or

(f) Insolvency Proceedings, Etc. Any member of the Consolidated Group institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or any member of the Consolidated Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing; or

(g) Inability to Pay Debts; Attachment. (i) Any member of the Consolidated Group becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Consolidated Group, taken as a whole, and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any member of the Consolidated Group (i) a final judgment or order for the payment of money in an aggregate amount exceeding the $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan ‘Document; or

(k) Default under Tower Construction Loan. An event of default shall have been declared by any Tower Construction Lender and be continuing under such Tower Construction Lender’s Tower Construction Loan Agreement beyond any applicable cure period; or

(l) Indictment. Borrower or any Property owner shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets which would reasonably be expected to result in a Material Adverse Effect; or

(m) Default under Notes. An event of default occurs and is continuing under any of the Senior Subordinated Notes or the Senior Notes; or

(n) Change of Control. There occurs any Change of Control.

9.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing unremedied, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions;

(a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

9.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 9.02, any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and fees and time charges for attorneys who may be employees of any Lender and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

ARTICLE X.

ADMINISTRATIVE AGENT

10.01 APPOINTMENT AND AUTHORITY. Each of the Lenders hereby irrevocably appoints KeyBank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02 RIGHTS AS A LENDER. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 EXCULPATORY PROVISIONS. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower, or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

10.04 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 DELEGATION OF DUTIES. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent,

10.06 RESIGNATION OF ADMINISTRATIVE AGENT. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, the Co-Lead Arrangers, the Sole Book Manager and the Syndication Agent listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as Administrative Agent or a Lender.

10.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.06 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.06 and 11.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10 GUARANTY MATTERS. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Unconditional Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or becomes an Excluded Subsidiary or a Joint Venture.

Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under the Unconditional Guaranty pursuant to this Section 10.10.

10.11 KEYBANK AND REVOLVING CREDIT AGREEMENT. Borrower and the Lenders acknowledge and recognize that KeyBank is the Co-Documentation Agent and a Lender under the Revolving Credit Agreement.

ARTICLE XI.

MISCELLANEOUS

11.01 AMENDMENTS, ETC. Unless expressly stated otherwise herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Loans of any Lender without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest at the Default Rate;

(e) change Section 2.10 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definitions of “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;

(g) release any of the Guarantors from the Unconditional Guaranty without the written consent of each Lender affected thereby; or

(h) change, waive, suspend or modify the provisions and requirements of Sections 6.01, 6.02, 6.03, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.13, Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.08, and 7.09, and Section 8.02 without the written consent of the Majority Lenders.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Loans of such Lender may not be increased or extended without the consent of such Lender.

11.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower or Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of Borrower and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent.

(d) Reliance by Administrative Agent and Lenders. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders hereunder to make payments pursuant to this Section 11.04(c) are several and not joint. The failure of any Lender to make any payment under this Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make its payment under this Section 11.04(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Loans and the repayment, satisfaction or discharge of all the other obligations.

11.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the obligations and the termination of this Agreement.

11.06 SUCCESSORS AND ASSIGNS.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it and except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund, the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;

(iii) any assignment of a Loan must be approved by Administrative Agent, unless the Person that is the proposed assignee is itself a Lender or a Related Fund (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such fee shall be payable in the event of contemporaneous assignments to or by two or more Related Funds and the Eligible Assignee, if shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Eligible Participant (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to clauses (a) through (g) of Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 and Section 11.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but no less than a reasonable standard of care.

11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the Credit Extension, and shall continue in full force and effect as long as any Loan or any other obligation hereunder shall remain unpaid or unsatisfied.

11.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower shall have paid to Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

11.14 GOVERNING LAW; JURISDICTION; ETC.

(a) EXECUTION OF DOCUMENTS AND GOVERNING LAW. THIS AGREEMENT AND THE NOTES WERE NEGOTIATED BY AND BETWEEN ADMINISTRATIVE AGENT ON BEHALF OF LENDERS AND BORROWER AND EXECUTED IN THE STATE OF GEORGIA, AND THE LOANS WERE MADE BY LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE

NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (AS SUCH TERM IS DEFINED IN THIS AGREEMENT), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

11.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered under seal as of the date first set forth above.

BORROWER:

WCI COMMUNITIES, INC.

By:
Name: James D. Cullen Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:
Name: Jeff V. Aycock, CFA Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

WACHOVIA BANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

COMMERCE BANK, NA

By:
Name: Kendall V. Jones Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

RAYMOND JAMES BANK, FSB

By:
Name: Jeff Hindman Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

GUARANTY BANK

By:
Name: Atila Ali Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:

SOVEREIGN BANK

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION

By:
Name: Jeff V. Aycock, CFA
Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

CO-LEAD ARRANGER:

KEYBANC CAPITAL MARKETS, a division of KeyBank National Association

By:
Name: Jeff V. Aycock, CFA
Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

CO-LEAD ARRANGER:

WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SOLE BOOK MANAGER:

KEYBANC CAPITAL MARKETS, a division of KeyBank National Association

By:
Name: Jeff V. Aycock, CFA
Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SYNDICATION AGENT:

WACHOVIA BANK, N.A.

By:
Name:
Title:

[END OF SIGNATURES]

EXHIBIT A

TERM LOAN NOTE

$

December     , 2005

FOR VALUE RECEIVED, the undersigned (“Borrower”) hereby promises to pay to              or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of              ($            ) or such lesser amount as from time to time may be outstanding and owing to the Lender by Borrower under that certain Senior Term Loan Agreement, dated as of December     , 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Key Bank National Association, as Administrative Agent together with interest as provided in this note (the “Note”).

Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of the Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. This Note was negotiated and executed in the State of Georgia, and the Loans were made by Lenders and accepted by Borrower in the State of Georgia. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES ON FOLLOWING PAGE.]

WCI COMMUNITIES, INC., a Delaware corporation

By:
Name:	James D. Cullen
Title:	Vice President

Loans and Payments with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B

form of COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To: KeyBank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Senior Term Loan Agreement, dated as of December             , 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among WCI Communities, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.	Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.	Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.	The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.	A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.

The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.	Pursuant to Section 6.01(d), the necessary information, if any, to update Schedule 5.13 of the Agreement is set forth on Schedule 2 hereto.

6.	The financial covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed and delivered on this              day of             , 200    .

WCI COMMUNITIES, INC., a Delaware corporation

By:
Name:
Title:

For the Quarter/Year ended              (“Statement Date”)

SCHEDULE 1

Financial Statements

For the Quarter/Year ended              (“Statement Date”)

SCHEDULE 2

to Compliance Certificate

Update To Schedule 5.13

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 3

to the Compliance Certificate

($ in 000’s)

I. Section 7.09 – Permitted Distributions

A. $100,000,000	$

B. Net Income of all members of the Consolidated Group from March 31, 2004:	$

C. Amount of any Distributions made under Section 7.09 since the Closing Date:	$

D. 50% of (Line I(B) – Line II(C)):	$

E. Permitted Distribution Amount (Line A + Line D):	$

F. Actual Distribution made by the Consolidated Group:	$

II. Section 7.13 – Senior Unsecured Debt (this Section is applicable to the extent Borrower does not have an Investment Grade Rating):

A. Total Outstandings:	$

B. Borrowing Base Availability:

1. Borrowing Base:	$

2. Outstanding Senior Unsecured Debt (other than under this Agreement):	$

3. Borrowing Base Availability (Line II.B.1 – Line II.B.2):	$

C. Total Outstandings exceed Borrowing Base Availability:		Yes/No

D. Borrowing Base Availability is less than zero (0):		Yes/No

III. Section 7.14 – Minimum Adjusted Tangible Net Worth.

A. Tangible Net Worth at Statement Date:	$

B. Adjusted Tangible Net Worth at Statement Date:

1. 50% of the outstanding balance of the Senior Subordinated Notes:	$

2. $150,000,000:	$

3. 20% of Tangible Net Worth:	$

4. Adjusted Tangible Net Worth (Line III.A + the lessor of Lines III.B.1, III.B.2 or III.B.3):	$

C. $715,834,000:	$

D. 50% of Net Income for earned after March 31, 2004:	$

E. 50% of the aggregate proceed of Equity Offerings (net of equity substituted from proceeds of new equity) after the Closing Date:	$

F. Excess (deficient) for covenant compliance (Line III.B.4 – (Line III.C. + Line III.D. + Line III.E.)):	$

IV. Section 7.15 – Leverage Ratio.

A. Total Debt:	$

B. Adjustable Tangible Net Worth (Line III.B.4 above):	$

C. Leverage Ratio (Line IV.A ÷ Line IV.B):		to 1

D. Maximum Permitted:		2.5 to 1

V. Section 7.16 – EBITDA to Fixed Charges.

A. EBITDA at Statement Date:	$

B. Fixed Charges:	$

C. Fixed Charge Ratio (Line V.A ÷ Line V.B):		to 1

D. Minimum Permitted:		2.0 to 1

VI. Section 7.17 – Unsold Units or Unsold Tower Units in Production (this Section is applicable to the extent Borrower does not have an Investment Grade Rating):

A.    Number of Unsold Units and Tower Unsold Units financed under this Agreement as of the end of the fiscal quarter to exceed thirty-five (35%) of the aggregate number of such Unit and Tower Unit sales for the immediately preceding four (4) fiscal quarters.

Yes/No

VII. Section 8.02(c) – Tower Construction Projects under the Agreement (for Compliance Certificate delivered with year-end financials only):

A.    With respect to any Tower Construction Projects financed under the Revolving Credit Agreement, no member of the Consolidated Group shall construct vertical improvements beyond the foundation for such a Tower Construction Project, unless the aggregate Net Sales Proceeds of the Tower Units subject to Housing Purchase Contracts (but not yet closed) are equal to or greater than ninety percent (90%) of the Adjusted Project Costs.

Yes/No/NA

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent: KeyBank National Association, as the administrative agent under the Loan Agreement

5.	Loan Agreement: Senior Term Loan Agreement, dated as of December , 2005, among WCI Communities, Inc., as the Borrower, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

6.	Assigned Interest:

AGGREGATE AMOUNT OF LOANS FOR ALL LENDERS*	AMOUNT OF LOANS ASSIGNED*	PERCENTAGE ASSIGNED OF LOANS[2]	CUSIP NUMBER

$	$	%

$	$	%

$	$	%

[7.	Trade Date: ][3]

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Consented to:][5]

By:
Title:

[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Loan Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

FORM OF UNCONDITIONAL GUARANTY

THIS UNCONDITIONAL GUARANTY (this “Guaranty”) is entered into as of December     , 2005, by each of the Subsidiaries signatory party hereto (collectively, “Guarantors” and each individually, a “Guarantor”), in favor of KeyBank National Association, as administrative agent (in such capacity, “Administrative Agent”) for the banks and other financial institutions (“Lenders”) that are parties to the Term Loan Agreement described below.

WCI Communities, Inc. a Delaware corporation (“Borrower”), is a party to the Senior Term Loan Agreement dated as of December __, 2005 (as the same may be amended, supplemented or modified from time to time, the “Term Loan Agreement”) among Borrower, Lenders, and Administrative Agent, pursuant to which Lenders have agreed, among other things, to make Loans (as such term is defined in the Term Loan Agreement) to Borrower. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.

Each Guarantor is a Subsidiary of Borrower;

Borrower and Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans;

It is a condition precedent to the obligations of Lenders to make Loans that Guarantors shall execute and deliver this Guaranty in favor of Administrative Agent for the benefit of Lenders;

NOW THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of the Loans heretofore or hereafter from time to time made or granted to Borrower under the Loan Documents by Administrative Agent and Lenders, each of the undersigned Guarantors hereby jointly and severally furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Guaranty. Each of the Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and any and all other existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to Administrative Agent and Lenders arising under the Term Loan Agreement and the other Loan Documents and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with any Loan Document including without limitation any interest rate swap, exchange or cap agreements executed in connection therewith (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). The books and records of Administrative Agent or any Lender showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty. Notwithstanding any contrary provision, it is the intention of each Guarantor and Administrative Agent that the amount of the Guaranteed Obligations guaranteed by each Guarantor pursuant to this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to each Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by each Guarantor pursuant to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render each Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

2. No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated or formed, and resides in, the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim (other than mandatory) or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes other than Excluded Taxes. If each Guarantor must make a payment under this Guaranty, each Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Administrative Agent or each Lender so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, each Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on income (a) imposed by the country or any subdivision of the country in which the principal office or actual lending office of Administrative Agent or any Lender is located and (b) measured by the United States taxable income of Administrative Agent or any Lender would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, each Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Administrative Agent or any Lender receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent or any Lender, on demand, all additional amounts which Administrative Agent or any Lender specifies as necessary to preserve the after-tax yield Administrative Agent or such Lender would have received if such taxes had not been imposed. Each Guarantor shall promptly provide Administrative Agent or any Lender with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3. No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full. At Administrative Agent or any Lender’s option, all payments under this Guaranty shall be made to an office of Administrative Agent or any Lender located in the United States and in Dollars.

4. Waiver of Notices. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, notice of intention to accelerate, notice of acceleration, demand for payment and any other notices to which each Guarantor might otherwise be entitled.

5. Subrogation. Each Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Lenders and shall forthwith be paid to Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6. Waiver of Suretyship Defenses. Each Guarantor agrees that Lenders may, at any time and from time to time, and without notice to any Guarantor, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantors under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that each Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of each Guarantor hereunder to the fullest extent permitted by law. Each Guarantor waives any right to enforce any remedy which Administrative Agent or any Lender now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of Lenders. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of each Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of each Guarantor.

7. Exhaustion of Other Remedies Not Required. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Guarantor waives diligence by Administrative Agent or any Lender and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring Administrative Agent or any Lender to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against each Guarantor.

8. Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent or any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to any Guarantor as subrogee of Administrative Agent or any Lender or resulting from each Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If Administrative Agent or any Lender so requests, any such obligation or indebtedness of Borrower to each Guarantor shall be enforced and performance received by each Guarantor as trustee for Administrative Agent or any Lender and the proceeds thereof shall be paid over to Administrative Agent or any Lender on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of each Guarantor under this Guaranty.

10. Information. Each Guarantor agrees to furnish promptly to Administrative Agent or any Lender any and all financial or other information regarding such Guarantor or its property as Administrative Agent or any Lender may reasonably request in writing.

11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by Administrative Agent or any Lender.

12. Expenses. Each Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the rights of Administrative Agent or any Lender under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of Administrative Agent or any Lender in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

13. Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent for the benefit of the Lender and each Guarantor.

14. No Waiver; Enforceability. No failure by Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

15. Assignment; Governing Laws; Jurisdiction. THIS GUARANTY SHALL (A) BIND EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS, PROVIDED THAT EACH GUARANTOR MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY WITHOUT THE PRIOR

WRITTEN CONSENT OF ADMINISTRATIVE AGENT AND LENDERS (AND ANY ATTEMPTED ASSIGNMENT WITHOUT SUCH CONSENT SHALL BE VOID), (B) INURE TO THE BENEFIT OF ADMINISTRATIVE AGENT AND LENDERS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND ADMINISTRATIVE AGENT OR ANY LENDER MAY, WITHOUT NOTICE TO ANY GUARANTOR AND WITHOUT AFFECTING ANY GUARANTOR’S OBLIGATIONS HEREUNDER, ASSIGN OR SELL PARTICIPATIONS IN THE GUARANTEED OBLIGATIONS AND THIS GUARANTY, IN WHOLE OR IN PART, AND (C) BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES FOR THE SOUTHERN JURISDICTION OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (II) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY DEFENSE ASSERTING AN INCONVENIENT FORUM IN CONNECTION THEREWITH. SERVICE OF PROCESS BY ADMINISTRATIVE AGENT OR ANY LENDER IN CONNECTION WITH SUCH ACTION OR PROCEEDING SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS OF THE GUARANTORS SPECIFIED IN SCHEDULE 11.02 OF THE TERM LOAN AGREEMENT. EACH GUARANTOR AGREES THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY DISCLOSE TO ANY PROSPECTIVE PURCHASER AND ANY PURCHASER OF ALL OR PART OF THE GUARANTEED OBLIGATIONS ANY AND ALL INFORMATION IN THE POSSESSION OF ADMINISTRATIVE AGENT OR ANY LENDER CONCERNING EACH GUARANTOR, THIS GUARANTY AND ANY SECURITY FOR THIS GUARANTY.

16. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business and operations of Borrower as such Guarantor requires, and that neither Administrative Agent nor any Lender has any duty, and each Guarantor is not relying on Administrative Agent or any Lender at any time, to disclose to each Guarantor any information relating to the business, operations or financial condition of Borrower.

17. Setoff. If and to the extent any payment is not made when due hereunder, Administrative Agent and each Lender may setoff and charge from time to time any amount so due against any or all of Guarantors’ accounts or deposits with Administrative Agent or such Lender.

18. Other Guarantees. Unless otherwise agreed by Administrative Agent and Lenders and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of the Lender or any term or provision thereof.

19. Loan Documents. By execution hereof, each Guarantor covenants and agrees that certain representations and warranties set forth in the Loan Documents are applicable to Guarantors, and each Guarantor reaffirms that each such representation and warranty is true and correct in every material respect. Each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Administrative Agent. If the Term Loan Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Guaranteed Obligations remain unpaid, then the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty. Each Guarantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take or refrain from taking such action, as the case may be.

20. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of Administrative Agent under this Guaranty with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between Administrative Agent and Lenders, be governed by the Term Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and such Guarantor, Administrative

Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

21. Additional Guarantors. From time to time subsequent to the time hereof, additional Subsidiaries of Borrower may become parties hereto as additional guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiaries of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

22. WAIVER OF JURY TRIAL; AND FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

24. Counterparts. This Guaranty may be executed by one or more of the parties hereto on any number of separate counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

25. State of Negotiation and Execution. This Guaranty was negotiated and executed in the State of Georgia, and the Loans were made by Lenders and accepted by Borrower in the State of Georgia.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.

EXECUTED as of the date first stated in this Guaranty.

GUARANTORS:

Address:
By:
Name: ,
Telephone:	In his capacity as Vice President of
Facsimile:	each Guarantor listed above

EXHIBIT E

FORM OF BORROWING BASE REPORT

REPORTING DATE:

To:	KeyBank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Senior Term Loan Agreement, dated as of December     , 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), among WCI Communities, Inc., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

The undersigned hereby certifies and warrants to Administrative Agent and Lenders on behalf of Borrower as follows:

I.	I am a duly qualified and acting Responsible Officer of Borrower, and I am familiar with the financial statements and financial affairs of the Loan Parties. I am authorized to execute this Borrowing Base Report on behalf of the Loan Parties.

II.	Attached hereto as Schedule 1 are true and correct computations of the Borrowing Base under the Loan Agreement as of the date set forth below.

Borrower further represents and warrants to Administrative Agent and Lenders that the representations and warranties contained in Article V of the Loan Agreement are true and correct in all material respects on and as of the date of this Borrowing Base Report as if made on and as of the date hereof (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except to the extent that (a) Administrative Agent and Lenders have been notified in writing by Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty or (b) any representation or warranty has been qualified by the updated information reflected in, and as permitted under, the Compliance Certificate submitted by Borrower to Administrative Agent periodically), and that no Default or Event of Default has occurred and is continuing, except as disclosed in an attachment to this Borrowing Base Report.

IN WITNESS WHEREOF, Borrower has caused this Borrowing Base Report to be executed and delivered on this      day of                     , 200  .

WCI COMMUNITIES, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE 1 to Borrowing Base Report

(See attached computations of the Borrowing Base)

[Form to be Agreed to by Administrative Agent and Borrower]

EXHIBIT F

FORM OF LOAN NOTICE

Date:                     ,

To:	KeyBank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Senior Term Loan Agreement, dated as of December     , 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among WCI Communities, Inc., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

The undersigned hereby requests a conversion or continuation of Loans:

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months/days.

WCI COMMUNITIES, INC., a Delaware corporation

By:
Name:
Title:

Schedule 2.01

Loan and Applicable Percentages

Lender	Initial Loan Amount	Applicable Percentage
KeyBank National Association	$198,000,000	66.00%
Wachovia Bank, N.A.	$42,000,000	14.00%
PNC Bank, National Association	$10,000,000	3.33%
Commerce Bank, NA	$20,000,000	6.67%
Raymond James Bank, FNB	$5,000,000	1.67%
Sovereign Bank	$5,000,000	1.67%
Guaranty Bank	$20,000,000	6.67%

Schedule 5.06

Litigation

Schedule 5.13 Part a

List of All Subsidiaries of Borrower

Name

WCI Communities, Inc.

SUBSIDIARIES OF WCI COMMUNITIES, INC.

Bay Colony-Gateway, Inc.

Community Specialized Services, Inc.

Financial Resources Group, Inc. (dba “WCI Mortgage” – Florida only)

First Fidelity Title, Inc. (dba “WCI Title” – Florida only)

Florida Design Communities, Inc. (fka WCI Lifestyles Realty, Inc.)

Florida Lifestyle Management Company

Resort at Singer Island Properties, Inc. [Formerly: Livingston Road, Inc.]

WCI Homes Northeast, Inc. (fka Spectrum Homes, Inc.)

Spectrum Real Estate Development, LLC (fka Spectrum Properties, LLC)

Sun City Center Golf Properties, Inc

Sun City Center Realty, Inc.

Watermark Realty, Inc. (fka Burnt Store Marina & Resort Realty, Inc.) (d/b/a “Prudential Florida WCI Realty”)

WCI Amenities, Inc.

WCI Architecture & Land Planning, Inc.

WCI Business Development, Inc.

WCI Capital Corporation

WCI Homebuilding, Inc.

WCI Homebuilding Northeast, U.S., Inc.

WCI Hunter Mill, LLC

WCI Ireland Inn Corp.

WCI Marketing, Inc.

WCI Mortgage, Inc.

WCI Mid-Atlantic U.S. Region, Inc.

WCI Northeast U.S. Region, LLC (formerly, WCI/Spectrum Communities, LLC, effective 01/25/05)

WCI Title, Inc.

Schedule 5.13

Name

WCI Towers, Inc.

WCI Towers Mid-Atlantic USA, Inc.

WCI Towers Northeast USA, Inc.

SUBSIDIARIES OF BAY COLONY-GATEWAY, INC.

Bay Colony Realty Associates, Inc.

Bay Colony of Naples, Inc.

The Colony at Pelican Landing Golf Club, Inc.

Communities Amenities, Inc.

Communities Finance Company, LLC

Communities Home Builders, Inc.

Coral Ridge Communities, Inc.

Coral Ridge Properties, Inc.

Coral Ridge Realty, Inc.

Coral Ridge Realty Sales, Inc.

Florida National Properties, Inc.

Gateway Communities, Inc.

Gateway Communications Services, Inc.

Gateway Realty Sales, Inc.

Heron Bay, Inc.

Heron Bay Golf Course Properties, Inc.

JYC Holdings, Inc.

Marbella at Pelican Bay, Inc.

Pelican Bay Properties, Inc.

Pelican Landing Communities, Inc.

Pelican Landing Golf Resort Ventures, Inc.

Pelican Landing Properties, Inc.

Pelican Marsh Properties, Inc.

Sarasota Tower, Inc.

Tarpon Cove Realty, Inc.

Tarpon Cove Yacht & Racquet Club, Inc.

Tiburon Golf Ventures, Inc.

Watermark Realty Referral, Inc. (fka Bermuda Bay Realty, Inc.)

WCI Communities Property Management, Inc.

Schedule 5.13

Name

WCI Golf Group, Inc.

WCI Homes, Inc.

WCI Realty, Inc.

WCI Realty Connecticut, Inc.

WCI Realty New Jersey, Inc.

WCI Realty New York, Inc.

SUBSIDIARIES OF WCI HOMES NORTHEAST, INC.

Carpentry Management Associates, LLC

Dix Hills Home & Land Company, LLC

East Fishkill Development LLC

GC Assets of Nassau, Inc.

Hopewell Crossing Home & Land Company, LLC

Lake Grove Home & Land Company LLC

Mansion Ridge Home & Land Company, LLC

(The) Mansion Ridge Sewer Co., Inc.

New Home & Land Company LLC

Southbury Home & Land Company LLC

Spectrum Bellefair Corp.

Spectrum Brae Burn Corp.

Spectrum Construction Corp.

Spectrum Design Studio, Inc.

Spectrum East Fishkill, LLC

Spectrum Eastport, LLC

Spectrum FS Corp.

Spectrum Glen Cove Corp.

Spectrum Half Moon Corp.

Spectrum Holmdel Corp.

Spectrum-Irvington Corp.

Spectrum Kensington LLC

Spectrum Lake Grove, LLC

Spectrum Landing Corp.

Spectrum Long Beach, LLC

Spectrum Manhattan Woods, LLC

Spectrum Monroe Corp.

Schedule 5.13

Name

Spectrum North Bergen LLC

Spectrum PDC Corp.

Spectrum Pocantico, LLC

Spectrum-Riverwoods Corp.

Spectrum Customer Care, Inc.

Spectrum Valimar Corp.

Spectrum Westport, LLC

Spectrum Wilson Park, LLC

(The) Valimar Home & Land Company, LLC

SUBSIDIARIES OF WCI MID-ATLANTIC U.S. REGION, INC.

Fair Oaks Parkway, LLC

Hunting Ridge II, LLC

Hunting Ridge III, LLC

Poplar Tree, LLC

MHI-Rugby Road, L.L.C.

Renaissance at Beacon Hill, LLC

Renaissance at Beacon Hill II, LLC

Renaissance at Belleview Road, LLC

Renaissance at the Bridges of Oakton, LLC

Renaissance at Bridges of Oakton II, LLC

Renaissance at Cardinal Forest, LLC

Renaissance Centro Arlington, LLC

Renaissance Centro Columbia, LLC

Renaissance Custom Communities, LLC

Renaissance at Evergreen Mills Road, LLC

Renaissance at Foxhall, LLC

Renaissance at Georgetown Pike, LLC

Renaissance at Hunting Hills, LLC

Renaissance at Kings Crossing, LLC

Renaissance at Lake Manassas, LLC

Renaissance at Oak Creek Club, LLC

Renaissance at Oakton Glen, LLC

Renaissance at Occoquan Walk, LLC

Renaissance at River Creek II, LLC

Schedule 5.13

Name

Renaissance at River Creek Towns, LLC

Renaissance at River Creek Villas, Inc.

Renaissance at River Creek, Inc.

Renaissance at Roseland, Inc.

Renaissance at Rugby Road, LLC

Renaissance at Rugby Road II, LLC

Renaissance at South River, Inc.

Renaissance at The Oaks, LLC

Renaissance at Timberlake, LLC

Renaissance at Timberlake II, LLC

Renaissance Customs, LLC

Renaissance Holdings Corp.

Renaissance Housing Corp.

Renaissance Land, LLC

Reston Building Company, LLC

RHM, LLC

Woodland Properties, LLC

PARTNERSHIPS

Pelican Landing Golf Resort Ventures Limited Partnership General Partner: Pelican Landing Golf Resort Ventures, Inc (1%) Bay Colony-Gateway, Inc. is a Limited Partner (50%)

Pelican Landing Timeshare Ventures Limited Partnership Bay Colony-Gateway, Inc. is a Limited Partner (50%)

Tiburon Golf Ventures Limited Partnership General Partner: Tiburon Golf Ventures, Inc. (1%) Bay Colony-Gateway, Inc. is a Limited Partner (50%)

NOT-FOR-PROFIT/CHARITABLE CORPORATIONS

Walden Woods Business Center Association, Inc.

WCI Communities/Mercedes Benz of Fort Myers Junior Golf Foundation, Inc.

WCI Foundation for Environmental Stewardship, Inc.

WCI Mitigation, Inc.

Schedule 5.13

Schedule 5.13 Part a

List of Eligible Excluded Subsidiaries

SUBSIDIARIES OF WCI HOMES NORTHEAST, INC.

Carpentry Management Associates, LLC

Dix Hills Home & Land Company, LLC

East Fishkill Development LLC

GC Assets of Nassau, Inc.

Hopewell Crossing Home & Land Company, LLC

Lake Grove Home & Land Company LLC

Mansion Ridge Home & Land Company, LLC

(The) Mansion Ridge Sewer Co., Inc.

New Home & Land Company LLC

Southbury Home & Land Company LLC

Spectrum Bellefair Corp.

Spectrum Brae Burn Corp.

Spectrum Construction Corp.

Spectrum Design Studio, Inc.

Spectrum East Fishkill, LLC

Spectrum Eastport, LLC

Spectrum FS Corp.

Spectrum Glen Cove Corp.

Spectrum Half Moon Corp.

Spectrum Holmdel Corp.

Spectrum-Irvington Corp.

Spectrum Kensington LLC

Spectrum Lake Grove, LLC

Spectrum Landing Corp.

Spectrum Long Beach, LLC

Spectrum Manhattan Woods, LLC

Spectrum Monroe Corp.

Spectrum North Bergen LLC

Spectrum PDC Corp.

Spectrum Pocantico, LLC

Spectrum-Riverwoods Corp.

Spectrum Customer Care, Inc.

Spectrum Valimar Corp.

Spectrum Westport, LLC

Spectrum Wilson Park, LLC

(The) Valimar Home & Land Company, LLC

Schedule 5.13

SUBSIDIARIES OF WCI MID-ATLANTIC U.S. REGION, INC.

WCI Hunter Mill, LLC

Fair Oaks Parkway, LLC

Hunting Ridge II, LLC

Hunting Ridge III, LLC

Poplar Tree, LLC

MHI-Rugby Road, L.L.C.

Renaissance at Beacon Hill, LLC

Renaissance at Beacon Hill II, LLC

Renaissance at Belleview Road, LLC

Renaissance at the Bridges of Oakton, LLC

Renaissance at Bridges of Oakton II, LLC

Renaissance at Cardinal Forest, LLC

Renaissance Centro Arlington, LLC

Renaissance Centro Columbia, LLC

Renaissance Custom Communities, LLC

Renaissance at Evergreen Mills Road, LLC

Renaissance at Foxhall, LLC

Renaissance at Georgetown Pike, LLC

Renaissance at Hunting Hills, LLC

Renaissance at Kings Crossing, LLC

Renaissance at Lake Manassas, LLC

Renaissance at Oak Creek Club, LLC

Renaissance at Oakton Glen, LLC

Renaissance at Occoquan Walk, LLC

Renaissance at River Creek II, LLC

Renaissance at River Creek Towns, LLC

Renaissance at River Creek Villas, Inc.

Renaissance at River Creek, Inc.

Renaissance at Roseland, Inc.

Renaissance at Rugby Road, LLC

Renaissance at Rugby Road II, LLC

Renaissance at South River, Inc.

Schedule 5.13

Renaissance at The Oaks, LLC

Renaissance at Timberlake, LLC

Renaissance at Timberlake II, LLC

Renaissance Customs, LLC

Renaissance Holdings Corp.

Renaissance Housing Corp.

Renaissance Land, LLC

Reston Building Company, LLC

RHM, LLC

Woodland Properties, LLC

Schedule 5.13

PARTNERSHIPS

Pelican Landing Golf Resort Ventures Limited Partnership General Partner: Pelican Landing Golf Resort Ventures, Inc (1%) Bay Colony-Gateway, Inc. is a Limited Partner (50%)

Pelican Landing Timeshare Ventures Limited Partnership Bay Colony-Gateway, Inc. is a Limited Partner (50%)

Tiburon Golf Ventures Limited Partnership General Partner: Tiburon Golf Ventures, Inc. (1%) Bay Colony-Gateway, Inc. is a Limited Partner (50%)

NOT-FOR- PROFIT/CHARITABLE CORPORATIONS

Walden Woods Business Center Association, Inc.

WCI Communities/Mercedes Benz of Fort Myers Junior Golf Foundation, Inc.

WCI Foundation for Environmental Stewardship, Inc.

WCI Mitigation, Inc.

Schedule 5.13 Part a

List of Eligible Excluded Subsidiaries Continued

Corporations to be added as Guarantors to

Indentures/KeyBank Term Loan

In 2006

WCI Northeast Region U.S., LLC	(Guarantor to KeyBank Unsecured Loan)

WCI Homes Northeast, Inc.	(Guarantor to KeyBank Unsecured Loan)

Spectrum Real Estate Development, LLC	(Guarantor to KeyBank Unsecured Loan)

WCI Ireland Corp.

WCI Mortgage, Inc.

WCI Mid-Atlantic U.S. Region, Inc.

WCI Title, Inc.

WCI Towers Mid-Atlantic U.S.A., Inc.	May dissolve in 2006

WCI Towers Northeast U.S.A., Inc.

WCI Realty Connecticut, Inc.

WCI Realty New Jersey, Inc.

WCI Realty New York, Inc.

Schedule 5.13

Schedule 5.13 Part b

List of Joint Ventures

Name

Joint Ventures

Norman Estates at Tiburon, Inc. Bay Colony-Gateway, Inc. is 50% Shareholder

Norman Estates at Tiburon LP General Partner: Norman Estates at Tiburon , Inc. (1% ) Bay Colony-Gateway, Inc. is a Limited Partner

Pelican Isle Yacht Club Limited Partnership WCI Communities, Inc., is the Limited Partner

Pelican Landing Golf Resort Ventures Limited Partnership General Partner: Pelican Landing Golf Resort Ventures, Inc (1%) Bay Colony-Gateway, Inc. is a Limited Partner

Pelican Landing Timeshare Ventures Limited Partnership Bay Colony-Gateway, Inc. is a Limited Partner

Tiburon Golf Ventures Limited Partnership General Partner: Tiburon Golf Ventures, Inc. (1%) Bay Colony-Gateway, Inc. is a Limited Partner

Walden Woods Business Center, Ltd. General Partner: WCI Communities, Inc. (50%)

Schedule 5.13

Schedule 5.22

List of Corporations that Own Property

Name

WCI Communities, Inc.

Bay Colony-Gateway, Inc.

Resort at Singer Island Properties, Inc.

Communities Finance Company, LLC

JYC Holdings, Inc.

Sarasota Tower, Inc.

Schedule 5.22

Schedule 5.23

List of Guarantors Under Revolving Credit Agreement

DELAWARE GUARANTORS

Bay Colony-Gateway, Inc.

Communities Finance Company, LLC

First Fidelity Title, Inc.

Pelican Landing Golf Resort Ventures, Inc.

Sun City Center Golf Properties, Inc.

Tiburon Golf Ventures, Inc.

Watermark Realty, Inc.

FLORIDA GUARANTORS

Bay Colony of Naples, Inc.

Bay Colony Realty Associates, Inc.

Communities Amenities, Inc.

Communities Home Builders, Inc.

Community Specialized Services, Inc.

Coral Ridge Communities, Inc.

Coral Ridge Properties, Inc.

Coral Ridge Realty, Inc.

Coral Ridge Realty Sales, Inc.

Financial Resources Group, Inc.

Florida Design Communities, Inc.

Florida Lifestyle Management Company

Florida National Properties, Inc.

Gateway Communities, Inc.

Gateway Communications Services, Inc.

Gateway Realty Sales, Inc.

Heron Bay, Inc.

Heron Bay Golf Course Properties, Inc.

JYC Holdings, Inc.

Resort at Singer Island Properties, Inc (fka Livingston Road, Inc.)

Marbella at Pelican Bay, Inc.

Pelican Bay Properties, Inc.

Schedule 5.23

Pelican Landing Communities, Inc.

Pelican Landing Properties, Inc.

Pelican Marsh Properties, Inc.

Sarasota Tower, Inc.

Sun City Center Realty, Inc.

The Colony at Pelican Landing Golf Club, Inc.

Tarpon Cove Yacht & Racquet Club, Inc.

Tarpon Cove Realty, Inc.

Watermark Realty Referral, Inc.

WCI Amenities, Inc.

WCI Architecture & Land Planning, Inc.

WCI Capital Corporation

WCI Business Development, Inc.

WCI Communities Property Management, Inc.

WCI Golf Group, Inc.

WCI Homebuilding, Inc.

WCI Homebuilding Northeast U.S., Inc.

WCI Homes, Inc.

WCI Marketing, Inc.

WCI Realty, Inc.

WCI Towers, Inc.

NEW YORK GUARANTORS

WCI Northeast U.S. Region, LLC (fka WCI/Spectrum Communities, LLC)

WCI Homes Northeast, Inc. (fka Spectrum Homes, Inc.)

Spectrum Real Estate Development, LLC

Schedule 5.23

SCHEDULE 7.01

PERMITTED MORTGAGES

Borrower	Debt	Lending Institution	Maturity Date	Outstanding Balance	Type of Loan

WCI Communities, Inc.	Construction Revolver- Various Towers	Wachovia	12/31/08	$115,625,000	Tower Construction Loan

Financial Resources Group	Group Warehouse Line	Comerica	Demand	$3,592,000	Warehouse Facility

Kalian Spectrum Monroe, LLC	Encore Monroe	Swedbank	08/01/063	$2,158,000	Construction & Development

WCI Communities, Inc.	Perdido Key	Seller	10/9/06	$1,600,000	Construction & Development

WCI Communities, Inc.	Eppert	Seller	4/1/08	$9,612,000	Construction & Development

WCI Communities, Inc.	McNabb	Seller	4/1/08	$9,612,000	Construction & Development

WCI Communities, Inc.	Hopewell Crossing	Seller	10/7/09	$3,550,000	Construction & Development

WCI Communities, Inc.	Hunter Mill	Seller	8/17/09	$10,000,000	Construction & Development

Schedule 7.01

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

KeyBank, National Association

127 Public Square

Cleveland, Ohio 44114,

Attn: Real Estate Division

and a copy to:

KeyBank, National Association

Institutional Real Estate Capital Group

1200 Abernathy Road, NE

Suite 1550

Atlanta, GA 30328

Attention: Jeff V. Aycock, CFA—Senior Banker

Telephone: 770-510-2105 Direct

Telecopier: 770-510-2195 Fax

Email: jeff_v_aycock@keybank.com

and a further copy to:

Paul Hastings Janofsky & Walker, LLP

600 Peachtree Street, N.E.

Suite 2400

Atlanta, GA 30308

Attention: Charles T. Sharbaugh

Telephone: 404-815-2213 Direct

Telecopier: 404-685-5213 Fax

Email: charliesharbaugh@paulhastings.com

Borrower and Guarantor Addresses

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, FL 34134

Attention: Ernest Scheidemann, Vice President and Treasurer

Telephone: 239-498-8318

Telecopier: 239-498-8277

E-Mail: ernestscheidemann@wcicommunities.com

and to:

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, FL 34134

Attention: James Cullen, Deputy General Counsel & Vice President

Telephone: (239) 498-8544

Telecopier: (239) 498-8277

E-Mail: jimcullen@wcicommunities.com

Website Address: www.wcicommunities.com

with a copy to:

Schedule 11.02

Powell Goldstein LLP

One Atlantic Center—Fourteenth Floor

1201 W. Peachtree Street, NW

Atlanta, GA 30309-3488

Attention: Julian D. Nealy, Esq.

Telephone: (404) 572-6932

Telecopier: (404) 572-6999

Electronic Mail: jnealy@pogolaw.com

and a further copy to:

Powell Goldstein LLP

One Atlantic Center—Fourteenth Floor

1201 W. Peachtree Street, NW

Atlanta, GA 30309-3488

Attention: F. Donald Nelms, Jr., Esq.

Telephone: (404) 572-6648

Telecopier: (404) 572-6999

E-Mail: dnelms@pogolaw.com

Schedule 11.02

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS	3
1.01	DEFINED TERMS	3
1.02	OTHER INTERPRETIVE PROVISIONS	26
1.03	ACCOUNTING TERMS	27
1.04	ROUNDING	28
1.05	TIMES OF DAY	28

ARTICLE II.	CREDIT EXTENSION	28
2.01	LOANS	28
2.02	CONVERSIONS AND CONTINUATIONS OF LOANS	28
2.03	PREPAYMENTS	29
2.04	REPAYMENT OF LOANS	30
2.05	INTEREST	30
2.06	FEES	30
2.07	COMPUTATION OF INTEREST AND FEES	31
2.08	EVIDENCE OF DEBT	31
2.09	PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK	31
2.10	SHARING OF PAYMENTS BY LENDERS	32

ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY	33
3.01	TAXES	33
3.02	ILLEGALITY	34
3.03	INABILITY TO DETERMINE RATES	35
3.04	INCREASED COSTS; RESERVES ON LIBOR RATE LOANS	35
3.05	COMPENSATION FOR LOSSES	37
3.06	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	37
3.07	SURVIVAL	38

ARTICLE IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSION	38
4.01	CONDITIONS OF CREDIT EXTENSION	38

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	39
5.01	EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS	39
5.02	AUTHORIZATION; NO CONTRAVENTION	40
5.03	GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS	40
5.04	BINDING EFFECT	40
5.05	FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT; SOLVENCY	40
5.06	LITIGATION	41
5.07	NO DEFAULT	41
5.08	OWNERSHIP OF PROPERTY; LIENS	41
5.09	SECURED INDEBTEDNESS	41
5.10	INSURANCE	41
5.11	TAXES	41
5.12	ERISA COMPLIANCE	41
5.13	SUBSIDIARIES; JOINT VENTURES	42
5.14	MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT	42
5.15	DISCLOSURE	43
5.16	COMPLIANCE WITH LAWS	43
5.17	COMPLIANCE WITH ENVIRONMENTAL LAWS	43
5.18	LOANS AS SENIOR INDEBTEDNESS	44
5.19	LAWS PERTAINING TO LAND SALES	44
5.20	FISCAL YEAR	44
5.21	COMMON ENTERPRISE AND CONSIDERATION	45
5.22	SUBSIDIARIES OWNING REAL PROPERTY	45

ARTICLE VI.	AFFIRMATIVE COVENANTS	45
6.01	FINANCIAL STATEMENTS AND OTHER REPORTS	45
6.02	CERTIFICATES; OTHER INFORMATION	46
6.03	NOTICES	48
6.04	PAYMENT OF OBLIGATIONS	48
6.05	PRESERVATION OF EXISTENCE, ETC	49
6.06	MAINTENANCE OF PROPERTIES	49
6.07	MAINTENANCE OF INSURANCE	49
6.08	COMPLIANCE WITH LAWS	49
6.09	BOOKS AND RECORDS	50
6.10	INSPECTION RIGHTS	50
6.11	USE OF PROCEEDS	50
6.12	ADDITIONAL GUARANTORS	50
6.13	INTANGIBLE, RECORDING AND STAMP TAX	50
6.14	FURTHER ASSURANCES	50

ARTICLE VII.	NEGATIVE COVENANTS	50
7.01	PERMITTED SECURED INDEBTEDNESS	50
7.02	PERMITTED LIENS	51
7.03	INVESTMENTS	52
7.04	FUNDAMENTAL CHANGES	53
7.05	ACQUISITIONS	54
7.06	TRANSACTIONS WITH AFFILIATES	54
7.07	SENIOR SUBORDINATED NOTES AND SUBORDINATED INDEBTEDNESS	55
7.08	SENIOR NOTES	56
7.09	PERMITTED DISTRIBUTIONS	57
7.10	CHANGE IN NATURE OF BUSINESS	57
7.11	USE OF PROCEEDS	57
7.12	NO OTHER NEGATIVE PLEDGE	57
7.13	SENIOR UNSECURED DEBT	57
7.14	MINIMUM ADJUSTED TANGIBLE NET WORTH	57
7.15	LEVERAGE RATIO	58
7.16	EBITDA TO FIXED CHARGES	58
7.17	UNSOLD UNITS OR TOWER UNSOLD UNITS IN PRODUCTION	58
7.18	MODIFICATION OF CERTAIN PROVISIONS OF THE REVOLVING CREDIT AGREEMENT	58

ARTICLE VIII.	FINANCING TOWER CONSTRUCTION PROJECTS	58
8.01	BORROWING BASE	58
8.02	COMMENCEMENT AND FINANCING OF TOWER CONSTRUCTION PROJECTS	59

ARTICLE IX.	EVENTS OF DEFAULT AND REMEDIES	60
9.01	EVENTS OF DEFAULT	60
9.02	REMEDIES UPON EVENT OF DEFAULT	62
9.03	APPLICATION OF FUNDS	63

ARTICLE X.	ADMINISTRATIVE AGENT	63
10.01	APPOINTMENT AND AUTHORITY	63
10.02	RIGHTS AS A LENDER	63
10.03	EXCULPATORY PROVISIONS	64
10.04	RELIANCE BY ADMINISTRATIVE AGENT	64
10.05	DELEGATION OF DUTIES	65
10.06	RESIGNATION OF ADMINISTRATIVE AGENT	65
10.07	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	66
10.08	NO OTHER DUTIES, ETC	66
10.09	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	66

10.10	GUARANTY MATTERS	67
10.11	KEYBANK AND REVOLVING CREDIT AGREEMENT	67

ARTICLE XI.	MISCELLANEOUS	67
11.01	AMENDMENTS, ETC	67
11.02	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION	68
11.03	NO WAIVER; CUMULATIVE REMEDIES	69
11.04	EXPENSES; INDEMNITY; DAMAGE WAIVER	70
11.05	PAYMENTS SET ASIDE	71
11.06	SUCCESSORS AND ASSIGNS	72
11.07	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	74
11.08	RIGHT OF SETOFF	75
11.09	INTEREST RATE LIMITATION	75
11.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	76
11.11	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	76
11.12	SEVERABILITY	76
11.13	REPLACEMENT OF LENDERS	76
11.14	GOVERNING LAW; JURISDICTION; ETC	77
11.15	WAIVER OF JURY TRIAL	78
11.16	USA PATRIOT ACT NOTICE	78
11.17	TIME OF THE ESSENCE	78